UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934
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☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission only (as permitted by Rule 14c-5(d)(2))

☑	Definitive Information Statement
APOLLO EDUCATION GROUP, INC.
(Name of Registrant as Specified In Its Charter)

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NOTICE OF FISCAL YEAR 2015 ANNUAL MEETINGS OF CLASS A AND CLASS B SHAREHOLDERS

	Class B Shareholders	Class A Shareholders

Time and Date	5:00 p.m., local time, on January 12, 2016	1:00 p.m., local time, on January 19, 2016

Place	Telephonic	Room 101 on the first floor of Apollo’s principal executive offices located at 4025 South Riverpoint Parkway, Phoenix, Arizona, 85040

Items of Business
•  To elect the Directors of Apollo to serve for a one-year term, each until his or her successor is duly elected.
•  To ratify the appointment of Deloitte & Touche LLP as Apollo’s independent registered public accounting firm for the fiscal year ending August 31, 2016.
• To receive the results of the fiscal year 2015 Annual Meeting of the Class B Shareholders. • To raise questions with the Company.

Record Date	December 11, 2015	December 11, 2015

Voting
Only Class B Shareholders of record at the close of business on the Record Date are entitled to notice of, and to attend and vote at, the fiscal year 2015 Annual Meeting of Class B Shareholders or any adjournment or postponement thereof.

Class A Common Stock is not voting stock. Only Class A Shareholders of record at the close of business on the Record Date are invited to attend the fiscal year 2015 Annual Meeting of Class A Shareholders and any adjournment or postponement thereof.

Sincerely,

/s/ Gregory J. Iverson

Gregory J. Iverson
Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer

Phoenix, Arizona
December 23, 2015

We are not asking you for a proxy and you are requested not to send us a proxy.

In this information statement, we refer to Apollo Education Group, Inc. as “the Company,” “Apollo Education Group,” “Apollo,” “we,” “us,” or “our.”
NOTICE REGARDING INTERNET AVAILABILITY OF INFORMATION STATEMENT MATERIALS
We are furnishing information statement materials to our shareholders via the Internet, rather than mailing printed copies of those materials to each shareholder. If you received a Notice of Internet Availability of Information Statement Materials (“Notice”) by mail, you will not receive a printed copy of the information statement materials unless you request one by following the instructions included in the Notice. Instead, the Notice will instruct you as to how you may access and review the information statement materials. We anticipate that the Notice will be mailed to shareholders on or about December 23, 2015.
INCORPORATION BY REFERENCE
To the extent that this information statement has been or will be specifically incorporated by reference into any other filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (Exchange Act), the sections of this information statement titled “Board Compensation Committee Report on Executive Compensation” and “Board Audit Committee Report on Audit Related Matters” shall not be deemed to be so incorporated, unless specifically stated otherwise in such filing.

INFORMATION STATEMENT
FOR
FISCAL YEAR 2015 ANNUAL MEETINGS OF CLASS A AND CLASS B SHAREHOLDERS

QUESTIONS AND ANSWERS ABOUT THE INFORMATION STATEMENT AND ANNUAL MEETINGS
Why am I receiving these materials?
Our Board of Directors is providing this information statement to you in connection with Apollo’s fiscal year 2015 Annual Meetings of Class A and Class B Shareholders (collectively, the “Annual Meetings”) to be held as follows:

	Class B Shareholders	Class A Shareholders

Time and Date	5:00 p.m., local time, on January 12, 2016	1:00 p.m., local time, on January 19, 2016

Place	Telephonic	Room 101 on the first floor of Apollo’s principal executive offices located at 4025 South Riverpoint Parkway, Phoenix, Arizona, 85040
As a shareholder of record, you are invited to attend the Annual Meeting for which you own shares.
The purposes of the Annual Meetings are set forth in the accompanying Notice of Fiscal Year 2015 Annual Meetings of Class A and Class B Shareholders and this Information Statement.
Am I entitled to vote at the Annual Meeting?
You are entitled to vote if our records indicate that you owned shares of the Company’s Class B Common Stock as of December 11, 2015 (the “Record Date”). Each share of Class B Common Stock is entitled to one vote, and directors are elected by a plurality of the votes cast by the holders of outstanding Class B Common Stock at a meeting at which a quorum is present at the time of such vote, with such holders entitled to cumulative voting. Class A Common Stock is not voting stock. At the close of business on the Record Date, we had 108,034,826 shares and 475,149 shares of Class A and Class B Common Stock issued and outstanding, respectively, and no shares of Preferred Stock outstanding.
Is this a Proxy Statement?
No. This is not a proxy statement. We are not asking you for a proxy and you are requested not to send us a proxy.

Apollo Education Group, Inc. | 2015 Information Statement | 1

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE
Directors and Executive Officers
The names of our directors and executive officers and their ages, positions and business experience as of December 11, 2015 are as follows:
Directors

Peter V. Sperling, 56, Chairman of the Board
Chairman of the Board since December 31, 2012
Director since June 2008
Co-trustee of the Apollo Class B Voting Stock Trust No. 1
Son of the late Dr. John G. Sperling

Board Committee(s):	Relevant Prior Experience:
• None
Apollo Education Group, Inc.
• Vice Chairman of the Board from June 2008 to December 2012
• Various other roles since 1983, including Senior Vice President, Vice President of Administration, Secretary & Treasurer, Director of Operations and Director of Management Information Services

Other Role(s) Currently Served:
• Chairman of the Board of Directors, Ecliptic Enterprises Corporation • Director, Moral Compass Corporation • Vice President & Director, John Sperling Foundation

Education and Other Professional Qualifications:
• Master of Business Administration from University of Phoenix • Bachelor of Arts from the University of California, Santa Barbara

Mr. Sperling has been with Apollo Education Group since 1983 and brings his wide-ranging knowledge of Apollo Education Group to the Board.

Terri C. Bishop, 62, Vice Chair of the Board
Director since March 2009
Co-trustee of the Apollo Class B Voting Stock Trust No. 1
Founding director of University of Phoenix Online

Board Committee(s):	Relevant Prior Experience:
• None
Apollo Education Group, Inc.
• Vice Chair of the Board since December 31, 2012
• Executive Vice President, Integrated Academic Strategies & Senior Advisor to the Chief Executive Officers from November 2010 to December 2012
• Various roles since 1982 in the areas of external affairs, communications, start-up/development, institutional licensure and accreditation, curriculum development, institutional research and online learning
Other
• Executive Vice President, Convene International, from 1998 to 1999
• Commissioner, California Student Aid Commission, 2012
• Founding Director, Latino Policy Coalition

Other Role(s) Currently Served:
• President & Chair of the Board of Directors, John Sperling Foundation • President & Director, Moral Compass Corporation • Member of the Advisory Board, Road Trip Nation

Education and Other Professional Qualifications:
• Master in Human Relations & Organizational Management from University of Phoenix • Bachelor’s Degree in Business from University of Phoenix

Ms. Bishop has served in many capacities with Apollo Education Group since 1982, and her deep knowledge of and diverse experience at Apollo Education Group bring valuable institutional expertise to the Board.

Apollo Education Group, Inc. | 2015 Information Statement | 3

Gregory W. Cappelli, 48, Director and Chief Executive Officer
Director since June 2007
Chief Executive Officer since August 2012

Board Committee(s):	Relevant Prior Experience:
• None
Apollo Education Group, Inc.
• Co-Chief Executive Officer from April 2009 to August 2012
• Chairman of Apollo Global, Inc. (“Apollo Global”) since its inception in October 2007
• Executive Vice President of Global Strategy & Assistant to the Executive Chairman from April 2007 to April 2009
Other
• Former Managing Director & Senior Research Analyst, Credit Suisse
• Founded the Credit Suisse Global Services team
• Former Vice President & Senior Research Analyst, ABN AMRO

Other Role(s) Currently Served:
• Member of the National Board of Governors, Boys and Girls Club of America • Trustee, Dominican University

Education and Other Professional Qualifications:
• Master of Business Administration from the Brennan School of Business at Dominican University • Bachelor of Arts in Economics from Indiana University

Mr. Cappelli brings to the Board the senior leadership perspective of Apollo Education Group, as well as his extensive knowledge of the proprietary education sector.

Dr. Dana H. Born, 55, Director
Director since March 2014

Board Committee(s):	Relevant Prior Experience:
• Independent Director • Audit Committee (Member) • Compensation Committee (Member)
United States Air Force
• Served two terms as Dean of Faculty at the United States Air Force Academy
• Former Chair of the Behavioral Sciences and Leadership Department at the United States Air Force Academy
• Various roles from 1994 to 2011, including Squadron Commander; Deputy Chief of the Personnel Issues Team (DC/S Personnel); Speechwriter, Policy Analyst & Aide to the Secretary of the Air Force; and Assistant Director for recruiting research and analysis for the Assistant Secretary of Defense (Force Management Policy)
Other
• Recipient of the Air Force Distinguished Service Medal, Legion of Merit, Secretary of the Air Force’s Eugene M. Zuckert Management Award and Air Force Association's Hoyt S. Vandenberg Award for Aerospace Education

Other Role(s) Currently Served:
• Lecturer, public policy, Center for Public Leadership at Harvard University’s John F. Kennedy School of Government since 2013
• Senior Consultant, Authentic Leadership Institute since 2013
• Member, International Women’s Forum (Massachusetts)
• Trustee, United States Air Force Academy’s Falcon Foundation
• Accreditor, Higher Learning Commission

Education and Other Professional Qualifications:

• Ph.D. in Industrial and Organizational Psychology from Penn State University
• Master of Science in Experimental Psychology from Trinity University
• Master of Arts in Research Psychology from the University of Melbourne
• Graduate with distinction of the United States Air Force Academy

Dr. Born’s experience provides the Board with senior leadership, management, operations and higher education expertise.

Apollo Education Group, Inc. | 2015 Information Statement | 4

Matthew Carter, Jr., 55, Director
Director since December 2012

Board Committee(s):	Relevant Prior Experience:
• Independent Director • Audit Committee (Member) • Finance Committee (Member)
Sprint Corporation
• President, Enterprise Solutions business unit, from 2010 to 2014 - served a broad range of industries and customers in over 165 countries
• President, Boost Mobile, from 2008 to 2010
Other
• Served in senior marketing roles at PNC Financial Services Group, Inc., Leap Wireless International, Inc., Royal Bank of Canada and BellSouth Corporation

Other Role(s) Currently Served:
• Director, USG Corporation • Chief Executive Officer and member of the Board of Directors of Inteliquent, Inc.

Education and Other Professional Qualifications:
• Master of Business Administration from Harvard Business School • Bachelor’s Degree from Northwestern University

Mr. Carter’s experience provides the Board with management, operations, senior leadership, telecommunications, international business and marketing expertise.

Richard H. Dozer, 58, Director
Director since December 2011

Board Committee(s):	Relevant Prior Experience:
• Independent Director • Audit Committee (Member) • Finance Committee (Member)
• Chairman, GenSpring Family Office - Phoenix, from May 2008 to January 2013
• Principal, CDK Partners, from 2006 to 2008
• President, Arizona Diamondbacks, from its inception in 1995 to 2006
• Vice President & Chief Operating Officer, Phoenix Suns, from 1987 to 1995
• President, U.S. Airways Center, from 1989 to 1995
• Former Audit Manager, Arthur Andersen, LLP

Other Role(s) Currently Served:
• Chairman of the Board of Directors, Swift Corporation
• Chairman of the Board of Directors, Viad Corporation
• Director, Blue Cross Blue Shield of Arizona
• Director, Teach for America - Phoenix, Greater Phoenix Convention and Visitor’s Bureau and Greater Phoenix Leadership

Education and Other Professional Qualifications:
• Bachelor of Science in Business Administration - Accounting from the University of Arizona • Former Certified Public Accountant

Mr. Dozer’s experience provides the Board with management, senior leadership, operations, finance, accounting and public company expertise.

Apollo Education Group, Inc. | 2015 Information Statement | 5

Dr. Roy A. Herberger, Jr., 73, Director
Director since June 2007

Board Committee(s):	Relevant Prior Experience:
• Lead Independent Director • Compensation Committee (Chair) • Nominating and Governance Committee (Chair)
• President, Thunderbird School of Global Management, from 1989 to 2004
• Dean, Edwin L. Cox School of Business at Southern Methodist University, from 1982 to 1989
• Former Associate Dean for Academic Affairs, Graduate School of Business at the University of Southern California
• Former Director, International Business Education and Research Program, University of Southern California

Other Role(s) Currently Served:
• President Emeritus, Thunderbird School of Global Management • Director, Pinnacle West Capital Corporation • Trustee, Mayo Clinic

Education and Other Professional Qualifications:

• Doctoral Degree in Business from the University of Colorado, Boulder
• Master of Arts in Communication from the University of Texas, Austin
• Bachelor’s Degree in Business from the University of Texas, Austin

Dr. Herberger’s experience provides the Board with extensive expertise in higher education.

Dr. Ann Kirschner, 64, Director
Director since November 2007

Board Committee(s):	Relevant Prior Experience:
• Independent Director • Compensation Committee (Member) • Nominating and Governance Committee (Member)
• President, Comma Communications, from 1991 to 1994 and from 2001 to 2006 - strategic planning for public and private universities and education companies
• Founder of Fathom, an online knowledge network, in association with Columbia University
• Co-creator of NFL SUNDAY TICKET and NFL.COM for the National Football League
• Former member of the Board of Directors, Topps Company, Inc. and Onhealth.com

Other Role(s) Currently Served:
• Dean of Macaulay Honors College, City University of New York, since 2006
• President, Macaulay Honors College Foundation
• Vice Chair of the Board of Directors, Public Agenda
• Director, Paul and Daisy Soros Foundation

Education and Other Professional Qualifications:
• Doctoral Degree in Philosophy in English Literature from Princeton University • Master of Arts from the University of Virginia • Bachelor of Arts from the State University of New York at Buffalo

Dr. Kirschner’s experience provides the Board with expertise in higher education, marketing, media and technology.

Apollo Education Group, Inc. | 2015 Information Statement | 6

Robert S. Murley, 65, Director
Director since June 2011

Board Committee(s):	Relevant Prior Experience:
• Independent Director • Audit Committee (Chair) • Finance Committee (Chair) • Nominating and Governance Committee (Member)
Credit Suisse
• Chairman, Investment Banking in the Americas, from 2005 to 2012
• Headed the Global Industrial and Services Group and the Chicago investment banking office
• Former Managing Director and Vice Chairman

Other Role(s) Currently Served:	Education and Other Professional Qualifications:
• Senior Advisor, Credit Suisse
• Trustee, Princeton University
• Vice Chairman of the Board of Directors, Ann & Robert Lurie Children’s Hospital of Chicago
• Chairman of the Board of Directors, Lurie Children’s Hospital Foundation
• Trustee, Museum of Science & Industry in Chicago, IL
• Chairman of the Board of Overseers, UCLA Anderson School of Management
• Director, Stone Energy Corporation
• Director, Health Insurance Innovations
• Master of Science from the London School of Economics and Political Science • Master of Business Administration from the UCLA Anderson School of Management • Bachelor of Arts from Princeton University

Mr. Murley’s experience provides the Board with expertise in management, operations, senior leadership, international business and the education industry.

Manuel F. Rivelo, 51, Director
Director since March 2009

Board Committee(s):	Relevant Prior Experience:
• Independent Director • Compensation Committee (Member)
F5 Networks
• Former Chief Executive Officer and member of the Board of Directors, from July 2015 to December 2015
• Former Executive Vice President, Strategic Solutions, from October 2011 to July 2015
• Led the company’s strategy and business development, product management and global marketing strategy
Cisco Systems, Inc.
• Served in a variety of roles for 19 years, with responsibilities including operational excellence, enabling new business models and strategic communications
• Former Senior Vice President, Engineering Systems and Operations

Other Role(s) Currently Served:
• None

Education and Other Professional Qualifications:
• Master’s Degree in Electrical Engineering from the Stevens Institute of Technology • Bachelor’s Degree in Electrical Engineering from the Stevens Institute of Technology

Mr. Rivelo’s experience brings technology, management and operational expertise to the Board.

Apollo Education Group, Inc. | 2015 Information Statement | 7

Darby E. Shupp, 39, Director
Director since March 2011
Co-trustee of the Apollo Class B Voting Stock Trust No. 1

Board Committee(s):	Relevant Prior Experience:
• None
Arcadia Biosciences, Inc.
• Member of the Board of Directors since 2010
• Treasurer from 2010 to 2014
Other
• Worked for Deloitte & Touche LLP from 1998 to 2005, most recently as Audit Manager, serving clients in the business services, manufacturing and real estate industries

Other Role(s) Currently Served:
• Chairman of the Board of Directors and Chairman of the Nominating and Governance Committee, Arcadia Biosciences, Inc. since 2014
• Secretary, Treasurer and Director, John Sperling Foundation
• Director and Chief Financial Officer, Moral Compass Corporation since 2010
• Manager of Exeter East, LLC, a holding company wholly-owned by the late Dr. Sperling, since 2014

Education and Other Professional Qualifications:
• Bachelor of Science in Accountancy from Arizona State University • Certified Public Accountant

Ms. Shupp brings management, accounting and audit experience to the Board.

Allen R. Weiss, 61, Director
Director since March 2012

Board Committee(s):	Relevant Prior Experience:
• Independent Director • Audit Committee (Member) • Finance Committee (Member) • Nominating and Governance Committee (Member)
The Walt Disney Corporation
• Former President of Worldwide Operations, Walt Disney Parks and Resorts
• Former President of the Walt Disney World Resorts in Lake Buena Vista, Florida
• Served over 40 years, starting as a cast member at Walt Disney World and rising through the ranks to become one of Disney’s most senior leaders

Other Role(s) Currently Served:	Education and Other Professional Qualifications:
• Director, Dick’s Sporting Goods
• Director, Amway
• Director, Chuck E. Cheese
• Director and Controlling Shareholder, Progressive Dynamics
• Member of the Advisory Board of Directors, SunTrust Bank, Central Florida
• Executive Chairman, Great Wolf Resorts
• Partner, Apollo Capital Management - involved in analysis of acquisitions and management of portfolio companies

• Master of Business Administration from the Crummer Graduate School of Business at Rollins College
• Bachelor’s Degree from the University of Central Florida
• Certified Public Accountant (non-practicing)

Mr. Weiss’ experience provides the Board with management, operations, senior leadership and international business expertise.

Apollo Education Group, Inc. | 2015 Information Statement | 8

Executive Officers

J. Mitchell Bowling, 49, Senior Vice President and Chief Operating Officer
Senior Vice President and Chief Operating Officer since December 2013

Relevant Experience:
Comcast Corporation • Senior Vice President and General Manager, New Businesses, from 2009 to 2013 • Senior Vice President and General Manager, High Speed Internet, from 2006 to 2009

Education and Other Professional Qualifications:
• Bachelor of Science in Business Administration from Marshall University • Completed the Wharton Executive Development Program

Gregory J. Iverson, 40, Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer
Senior Vice President and Chief Financial Officer since October 2015
Chief Accounting Officer since March 2009
Treasurer since June 2015

Relevant Experience:
Apollo Education Group, Inc.
• Vice President, Finance, Chief Accounting Officer and Treasurer from June 2015 to October 2015
• Vice President, Chief Accounting Officer and Controller from March 2009 to June 2015
• Vice President and Controller from April 2007 to March 2009
Other
• Director of Financial Reporting, US Airways Group, Inc., from 2006 to 2007
• Director and Assistant Corporate Controller, EaglePicher Incorporated, from 2003 to 2006
• Served in the Audit practices of Arthur Andersen LLP and Deloitte & Touche LLP from 1997 to 2003

Education and Other Professional Qualifications:
• Bachelor of Science in Business from the University of Idaho (summa cum laude) • Certified Public Accountant

Sean B.W. Martin, 52, Senior Vice President, General Counsel and Secretary
Senior Vice President, General Counsel and Secretary since September 2010

Relevant Experience:
Amgen
• Former Vice President of Corporate Law and Assistant Secretary
• Managed corporate legal matters, including corporate governance, SEC filings, merger and acquisition activity, investor relations and complex regulatory issues
• Handled contracting, sales, marketing, reimbursement, antitrust and pricing issues
Other
• Vice President and Deputy General Counsel, Fresenius Medical Care North America, from 2000 to 2005 - oversaw commercial litigation, regulatory affairs and other legal matters
• Litigation Partner, Foley & Lardner, from 1998 to 2000 - focused on corporate compliance, health care fraud and abuse, internal investigations and commercial litigation
• Served as Assistant U.S. Attorney for the Northern District of Illinois for nine years
• Former adjunct professor at Loyola University School of Law

Education and Other Professional Qualifications:
• Juris Doctor from Harvard Law School (magna cum laude)
• Bachelor of Arts in History from the University of Michigan
• Clerked for the Honorable Andrew J. Kleinfeld, U.S. District Court Judge (D. Alaska)

Apollo Education Group, Inc. | 2015 Information Statement | 9

Frederick J. Newton, 60, Senior Vice President and Chief Human Resources Officer
Senior Vice President and Chief Human Resources Officer since March 2009

Relevant Experience:
• Current member of the Board of Directors, Expect More Arizona and the Phoenix/Tucson Region of Teach for America, and the Board of Trustees of the University of Rhode Island Foundation
• Chief People Officer, SSC Schottenstein Stores Corporation, a privately held holding company consisting of numerous legal brands including DSW, Inc., American Eagle Outfitters, American Signature Furniture, Filene’s Basement, Judith Lieber and Steuben Glass, from 2006 to 2009
• Executive Vice President and Chief Administrative Officer, Cinergy Corp, from 2002 to 2006
• Senior Vice President and Chief Administration Officer, LG&E Energy Corporation, from 1998 to 2002
• Spent seven years as an officer and aviator in the United States Navy

Education and Other Professional Qualifications:
• Master of Business Administration in Labor Relations from San Diego State University
• Bachelor of Science in Business Administration from the University of Rhode Island
• Completed the Advanced Management Program at Harvard Business School

Timothy P. Slottow, 56, President of University of Phoenix
President of University of Phoenix since June 2014

Relevant Experience:
• Current member of the Board of Directors of the Commission for Postsecondary Education (AZ), Greater Phoenix Economic Council and Rockpoint School
• Executive Vice President and Chief Financial Officer, University of Michigan, from 2003 to 2014 - responsible for the university’s annual operating revenues, financial and physical assets
• Former Assistant Vice President, Amtrak
• Former Director of Policy and Planning for the City of Seattle
• Former Manager in the Northwest practice at Accenture (formerly Andersen Consulting)

Education and Other Professional Qualifications:
• Master of Business Administration from the University of Washington • Bachelor of Arts degree from the University of California, Berkeley

Apollo Education Group, Inc. | 2015 Information Statement | 10

Corporate Governance and Board Matters
We believe that our corporate governance procedures and practices, several of which are summarized below, are a critical part of our corporate culture. We also believe it is important that shareholders understand our governance practices. In order to help ensure transparency of our practices, we have posted information regarding our corporate governance procedures on the Investor Relations section of our website at http://www.apollo.edu.
Code of Business Ethics
We expect our directors, executive officers and employees to conduct themselves with the highest degree of integrity, ethics and honesty. We have adopted a Code of Business Ethics that applies to our directors and all employees, including our principal executive officer, principal financial officer and principal accounting officer. Our Code of Business Ethics, which is available on the Investor Relations section of our website at http://www.apollo.edu, provides clear conflict of interest guidelines, as well as an explanation of reporting and investigatory procedures.
Only our Board of Directors may amend or waive the provisions of the Code of Business Ethics, and any amendments or waivers which require disclosure will be promptly posted on our website at http://www.apollo.edu.
Board Leadership Structure and Director Independence
Peter Sperling serves as the Chairman of the Board of Directors. Our Chief Executive Officer, Gregory W. Cappelli, also serves as a member of our Board of Directors. We believe that this Board leadership structure, which separates the Chairman of the Board and Chief Executive Officer roles, is appropriate at this time because of the evolution of Apollo’s business and operating environment. In particular, the Board of Directors believes that this structure clarifies the individual roles and responsibilities of Mr. Sperling and Mr. Cappelli, streamlines decision making and promotes accountability in the management of the Company. The duties of the Chairman of the Board include:

•	Presiding over all meetings of the Board;

•	Developing agendas for Board meetings in consultation with the Chief Executive Officer and other members of the Board;

•	Presiding over meetings of Shareholders, when appropriate; and

•	Such other duties as may be assigned by the Board from time to time.
We are a “Controlled Company” as defined in Rule 5615(c)(1) of the NASDAQ Listing Rules, because more than 50% of the voting power of our outstanding voting common stock is controlled by the Apollo Class B Voting Stock Trust No. 1, an irrevocable trust of which the current trustees are Mr. Sperling, Ms. Bishop and Ms. Shupp. As a consequence, we are exempt from certain requirements of NASDAQ Listing Rule 5605, including that:

•	Our Board be composed of a majority of independent directors (as defined in NASDAQ Listing Rule 5605(a)(2));

•	The compensation of our officers be determined by a majority of the independent directors or a compensation committee composed solely of independent directors; and

•	Nominations to the Board of Directors be made by a majority of the independent directors or a nominations committee composed solely of independent directors.
However, NASDAQ Listing Rule 5605(b)(2) does require that our independent directors have regularly scheduled meetings at which only independent directors are present (“executive sessions”). In addition, Internal Revenue Code Section 162(m) (“Code Section 162(m)”) requires that a compensation committee of outside directors (within the meaning of Code Section 162(m)) approve certain grants to executive officers in order for us to claim deductions for the compensation expense attributable to such grants. Notwithstanding the foregoing exemptions, we do have a majority of independent directors on our Board of Directors and we do have an Audit Committee, a Compensation Committee and a Nominating and Governance Committee composed entirely of independent directors.

Apollo Education Group, Inc. | 2015 Information Statement | 11

In addition, the Board has a Lead Independent Director who presides over the executive sessions of the independent directors. The independent directors, who are identified in their biographies above, met five times during fiscal year 2015. The authority and responsibilities of the Lead Independent Director are detailed in a Board-approved Charter, available on the Investor Relations section of our website at http://www.apollo.edu, and include the following:

•	Advising senior management as to the information, agenda and meeting schedules for the Board of Directors and Board Committee meetings;

•
Advising senior management as to the quality, quantity and timeliness of the information submitted by the Company’s management that is necessary or appropriate for the independent directors to perform their duties effectively;

•	Recommending to senior management the retention of advisors and consultants who report directly to the Board;

•	Assisting the Board, the Board’s Nominating and Governance Committee and the officers of the Company in ensuring compliance with and implementation of significant corporate governance standards;

•	Developing agendas for and serving as Chairman of meetings of the Board’s independent directors;

•	Serving as principal liaison between the independent directors and senior management on strategy, policy and other matters;

•	Recommending to the Nominating and Governance Committee and to the Chairman the membership of the various Board Committees, as well as the selection of Committee chairmen; and

•	Chairing meetings of the Board when the Chairman and Vice Chairman are not present.
The Board believes that the foregoing leadership structure provides an appropriate balance between the authority of those who oversee the Company and those who manage it on a day-to-day basis.
Board Role in Risk Management Oversight
The Board of Directors as a whole is responsible for risk management oversight. In performing this responsibility, the Board, either directly or through Committees, assesses the following risks in connection with the periodic review of our annual operating plan:

•	Strategic risk, which relates to our ability to properly define and achieve our high-level goals and mission;

•	Operating risk, which relates to the effective and efficient use of resources and pursuit of opportunities; and

•	Regulatory risk, which relates to our compliance with federal, state and foreign regulation of educational institutions.
The Board also has the opportunity to address such risks at each Board meeting in connection with its regular review of significant business and financial developments. The Board reviews risks associated with specific significant transactions when such transactions are presented to the Board for review or approval.
Each of the Board’s committees addresses risks that fall within the committee’s areas of responsibility. For example, the Audit Committee discusses with senior management the guidelines and policies governing the process by which management assesses and manages major financial risks, and the Compensation Committee considers the risks associated with our compensation policies and practices, including both executive compensation and other general compensation matters.
While the Board oversees our risk management processes as described above, Apollo management is responsible for identifying, assessing and managing risk. We believe this division of responsibility is appropriate for addressing the risks we face and believe that our Board leadership structure is consistent with this approach.

Apollo Education Group, Inc. | 2015 Information Statement | 12

Board Committees
The Board of Directors includes the following standing committees:

•	Audit Committee;

•	Compensation Committee;

•	Nominating and Governance Committee; and

•	Finance Committee.
During fiscal year 2015, the Board also included a Special Litigation Committee, which was originally formed several years ago to investigate, review and analyze the facts, transactions, events and circumstances relating to claims of wrongdoing regarding certain current and past directors, officers and employees of the Company and demands that the Board undertake an investigation by shareholder Daniel Himmel (the “Himmel Derivative Action”). It met twice during fiscal year 2015, and was dissolved in March 2015 following the dismissal order entered by the Superior Court for the State of Arizona, Maricopa County, which terminated the Himmel Derivative Action.
The Audit, Compensation and Nominating and Governance Committees meet regularly. The Finance Committee meets on an ad hoc basis. The charters for the Audit, Compensation, Nominating and Governance and Finance Committees have been adopted by the Board of Directors and are available on the Investor Relations section of our website, www.apollo.edu. These charters provide, among other items, that each member must be independent as such term is defined by the NASDAQ Listing Rules. The Board of Directors and each Committee, as applicable, regularly review the Committee charters. At each regularly scheduled Board of Directors meeting, a member of each Committee reports the matters addressed by the respective Committee. Information regarding each of the Board’s Committees is provided below.

Audit Committee
Oversees our accounting and financial reporting processes
Met ten times during the fiscal year
All members are independent directors and satisfy the audit committee experience standards in accordance with the NASDAQ Listing Rules

Members:	Primary Responsibilities:
• Robert S. Murley (Chair)*
• Dr. Dana H. Born
• Matthew Carter, Jr.
• Richard H. Dozer*
• Allen R. Weiss*
* Determined by the Board to be audit committee financial experts as defined in Item 407(d) of Regulation S-K
Manuel F. Rivelo was a member of the Audit Committee until October 2, 2015.

• Reviewing the Company’s quarterly and annual financial statements, related press releases and filings with the Securities and Exchange Commission ("SEC") and discussing such items with management and the Company’s independent registered public accounting firm prior to issuance and filing with the SEC
• Overseeing the Company’s internal audit function, including the appointment and removal of the Chief Audit Executive (who reports directly to the Audit Committee), significant issues reported to management and management’s response, and the internal audit plan
• Meeting at least annually with management, including the Company’s General Counsel and the Chief Ethics and Compliance Officer, to discuss the Company’s compliance with applicable legal and regulatory requirements, the status of any material legal matters affecting the Company and the Company’s overall ethics and compliance program
• Reviewing and discussing with management and the independent registered public accounting firm the adequacy and effectiveness of the Company’s internal controls and procedures and the Company’s critical accounting policies
• Evaluating the guidelines and policies governing the process by which the Company’s senior management assesses and manages the Company’s exposure to risk, and discussing with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures
• Establishing and maintaining procedures for the receipt, retention and treatment of complaints and employee submissions about accounting, internal accounting controls and/or audit matters
• Appointing, determining funding for and overseeing the work of the Company’s independent registered public accounting firm
• Reviewing on an ongoing basis, and at least annually, all reportable related party transactions (See “Certain Relationships and Transactions with Related Persons” below)

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Compensation Committee
Oversees our executive officer compensation plans and programs
Met 11 times during the fiscal year
All members are independent directors as defined in the NASDAQ Listing Rules and outside directors as defined in Code Section 162(m)

Members:	Primary Responsibilities:
• Dr. Roy A. Herberger, Jr. (Chair) • Dr. Dana H. Born • Dr. Ann Kirschner • Manuel F. Rivelo
• Establishing the overall compensation philosophy governing executive officer compensation
• Reviewing and approving salaries, bonuses, equity awards, termination packages and other compensation and benefit arrangements for our executive officers
• Reviewing and approving the selection of our comparator and education peer groups
• Administering our Amended and Restated 2000 Stock Incentive Plan (“2000 Stock Plan”) for equity grants and our executive officer annual cash bonus plan
• Recommending equity retention guidelines for our executive officers and non-employee Board members
• Making recommendations regarding the compensation of our non-employee Board members
• Reviewing and discussing with management the annual Compensation Discussion and Analysis disclosure and the related tabular presentations regarding named executive officer compensation (collectively, “the disclosures”) and, based on this review and discussions, making a recommendation to include the disclosures in our annual public filings

The Compensation Committee has the authority to engage its own outside advisors for assistance in carrying out its responsibilities. During the fiscal year, the Compensation Committee continued to retain Pearl Meyer & Partners, LLC (“Pearl Meyer”) as its independent compensation consultant. The nature and scope of services rendered by Pearl Meyer to the Compensation Committee are described further in “Compensation Discussion and Analysis” below. Pearl Meyer did not perform any other professional services for the Company and did not receive any compensation from us during the fiscal year other than for services rendered to the Compensation Committee.

The Equity Award Subcommittee of the Compensation Committee has the authority, within specified parameters, to make awards under the 2000 Stock Plan to faculty members and newly hired individuals. The Equity Award Subcommittee members are Dr. Roy A. Herberger, Jr. and Dr. Ann Kirschner. The Equity Award Subcommittee did not meet during the fiscal year.

Nominating and Governance Committee
Considers candidates for director nominees identified by the Committee and proposed by other directors, Company management or holders of our voting Class B Common Stock
Met twice during the fiscal year
All members are independent directors as defined in the NASDAQ Listing Rules

Members:	Primary Responsibilities:
• Dr. Roy A. Herberger, Jr. (Chair) • Dr. Ann Kirschner • Robert S. Murley • Allen R. Weiss
• Developing qualification criteria and a process for identifying and evaluating candidates for membership on the Board
• Recommending to the Board candidates for election to the Board at the annual meeting or to fill the unexpired term of any vacancy existing on the Board
• Assessing the size and composition of the Board and recommending changes as appropriate
• Consulting with the Chairman of the Board regarding the composition of standing committees of the Board
• Recommending continuing education courses for Board members
• Facilitating the periodic evaluation of the collective performance of the Board and each of its committees

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Finance Committee
Reviews and makes recommendations to the Board regarding certain financial matters
Met four times during the fiscal year

Members:	Primary Responsibilities:
• Robert S. Murley (Chair) • Matthew Carter, Jr. • Richard H. Dozer • Allen R. Weiss
• Reviewing and making recommendations to the Board regarding certain of the Company’s financial matters, including our:
• cash position,
• capital structure,
• financing strategies,
• dividend policy,
• insurance program,
• investment policy,
• interest rate and foreign exchange risk management policies,
• share repurchases, and
• business transactions.

Attendance
During fiscal year 2015, the Board of Directors met nine times. Each incumbent Board member attended at least 88% of all Board of Directors and applicable Committee meetings during the periods that he or she served on the Board or such Committee(s).
We do not have a formal policy mandating attendance by members of the Board of Directors at our annual shareholders meetings. No independent directors attended our fiscal year 2014 Annual Meetings of Class A or Class B Shareholders.
Monitoring Board Effectiveness
Our Board of Directors performs an annual self-assessment to evaluate its effectiveness in fulfilling its obligations. In addition, our Nominating and Governance Committee is charged with annually reviewing the Board of Directors and its membership.
Hiring Outside Advisors
Our Board of Directors and each of its Committees may retain outside advisors and consultants of their choosing at the Company’s expense, without management’s consent.
Communications with the Board of Directors
Although we do not have a formal policy regarding communications with the Board of Directors, shareholders may communicate with the Board of Directors by writing to the Company at Apollo Education Group, Inc., Attention: Investor Relations, 4025 South Riverpoint Parkway, Phoenix, Arizona, 85040. Shareholders who would like their submission directed to a specific member of the Board may so specify, and the communication will be forwarded, as appropriate.
Director Nominees
The Nominating and Governance Committee may retain recruiting professionals to assist in identifying and evaluating candidates for director nominees. The Committee believes that it is desirable for the directors to possess a mix of functional skills, cultural perspectives and geographic representation. In particular, the Committee endeavors to collectively establish a number of key areas of expertise on the Board, including:

•	management,

•	accounting and finance,

•	industry knowledge,

•	marketing,

•	political and regulatory matters,

•	educational policy and administration, and

•	international markets.
In selecting nominees, the Committee assesses candidates’ independence, business acumen, personal and professional ethics, integrity, values and willingness to devote sufficient time to prepare for and attend meetings and participate effectively on the Board and the degree to which the candidate possesses one or more of the foregoing key areas of expertise for directors, including areas not then represented on the Board. All members of the Board are given the opportunity to interview final

Apollo Education Group, Inc. | 2015 Information Statement | 15

candidates. As part of its periodic self-evaluation of its effectiveness, the Nominating and Governance Committee also considers the degree to which the directors collectively possess the foregoing key areas of expertise.
The Nominating and Governance Committee does not have a policy regarding the consideration of director candidates recommended by holders of our Class A Common Stock. The Board believes this is appropriate because only the holders of our Class B Common Stock are entitled to vote on the election of directors. Currently, all of our outstanding Class B Common Stock is beneficially owned by Mr. Sperling and the Apollo Class B Voting Stock Trust No. 1, of which Mr. Sperling, Ms. Bishop and Ms. Shupp are co-trustees.
All of the incumbent directors are nominees for re-election at the Annual Meeting of Class B Shareholders. The Nominating and Governance Committee has recommended all of the nominees for election by the holders of Class B Common Stock. The nominees will be elected if approved by a plurality of the votes cast by the holders of outstanding Class B Common Stock. The holders of Class B Common Stock are entitled to cumulate their votes in the election of directors, meaning that each holder can cast, on an aggregate basis, that number of votes equal to the number of nominees multiplied by the number of shares held. Because there are only two beneficial owners of Class B Common Stock, there will be no broker non-votes. If elected, the nominees will serve as directors until the fiscal year 2016 Annual Meeting of Class B Shareholders and until their successors are elected and qualified. As of the date of this Information Statement, the Board of Directors is not aware of any nominee who is unable or who will decline to serve as a director, if elected.
Certain Relationships and Transactions with Related Persons
The Audit Committee reviews on an ongoing basis, and at least annually, all reportable related party transactions, which are transactions with the Company in which directors, executive officers or their immediate family members have an interest, for potential conflict of interest situations. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, with our interests. The Committee’s responsibility is set forth in the Audit Committee Charter and the Audit Committee’s written policy regarding Related Party Transaction Oversight Procedures. The Committee evaluates related person transactions in accordance with the standards set forth in our Code of Business Ethics. To identify transactions with related persons, we annually require our directors and executive officers to complete questionnaires identifying any transactions with us in which the executive officer or director or their family members have an interest. We also obtain reports on related party transactions from our accounting and procurement departments on an ongoing basis. Related party transactions that involve or are expected to involve amounts in excess of $120,000 require advance approval by the Committee. Our purchases of F5 Networks products and services (described below) through value added resellers, which exceeded $120,000, were not pre-approved by the Audit Committee. Our direct purchases from F5 Networks did not exceed $120,000 and were not pre-approved by the Audit Committee.
Apollo Class B Voting Stock Trust No. 1
During fiscal year 2015, we paid a premium of $217,250 for a one-year errors and omissions insurance policy for the benefit of the current and any future trustees of the Apollo Class B Voting Stock Trust No. 1. The trust is the owner of a majority of our voting Class B Common Stock. Peter V. Sperling, the Chair of our Board of Directors, Terri C. Bishop, the Vice Chair of our Board of Directors, and Darby E. Shupp, a director, are the trustees of the trust. Since the beginning of fiscal year 2015, we also paid $51,477 for administrative expenses of the trust.
F5 Networks
During fiscal year 2015, we paid $759,910 for F5 Networks hardware, software and support, both directly to F5 Networks and to value added resellers of F5 Networks products and services. Manuel F. Rivelo, a director, was the Executive Vice President, Strategic Solutions of F5 Networks until July 2015 and the Chief Executive Officer and member of the Board of Directors of F5 Networks until December 2015.

Apollo Education Group, Inc. | 2015 Information Statement | 16

COMPENSATION DISCUSSION AND ANALYSIS
Our Compensation Discussion and Analysis (“CD & A”) describes the Company’s executive compensation program, including total fiscal year 2015 compensation for our named executive officers (“NEOs”), who are listed below with titles as of August 31, 2015:

Name	Title
Gregory W. Cappelli	Chief Executive Officer
Joseph L. D’Amico(1)	Interim Chief Financial Officer
J. Mitchell Bowling	Senior Vice President and Chief Operating Officer
Sean B.W. Martin	Senior Vice President, General Counsel and Secretary
Timothy P. Slottow	President of University of Phoenix
Brian L. Swartz(2)	Former Senior Vice President and Chief Financial Officer
(1) On April 27, 2015, the Company’s Board of Directors appointed Mr. D’Amico Interim Chief Financial Officer, effective upon Mr. Swartz’s resignation from the Company on May 15, 2015. Effective October 26, 2015, Gregory J. Iverson became Chief Financial Officer replacing Mr. D’Amico.
(2) Mr. Swartz resigned from the Company effective May 15, 2015.
In this CD & A, we provide the following:
EXECUTIVE SUMMARY
Overview
Our long-term strategic plan centers around student success and career outcomes, employer solutions, targeted growth, diversification through Apollo Global and operational excellence. Our strategy is also focused on stabilizing revenue, enrollment and retention at the University of Phoenix. As discussed in more detail below, we have made progress on these objectives, but there has been some near-term disruption and additional challenges involving the University of Phoenix during this fiscal year. As a result:

•
No bonus for fiscal year 2015 - The Company did not achieve its fiscal year performance goals under the annual cash bonus plan and, given our focus on aligning pay with performance, no bonuses were paid to any of the executives, and

•
No payout for performance share units (“PSUs”) covering fiscal years 2013 through 2015 - The PSU awards with a performance period covering fiscal years 2013 - 2015 provided to certain of our NEOs had no payout as the performance goals for those awards were not met.

Additionally, because we have historically delivered a significant portion of our NEOs’ total compensation in the form of equity-based compensation, the significant decline in our stock price has substantially reduced the amount of compensation expected to be earned from that equity-based compensation causing a dramatic decrease in the retentive value of these equity grants made in prior years, which creates higher retention risk with our key executives. As a result, the Compensation Committee decided it was prudent to supplement our annual equity grants to certain executives, including the NEOs, with the retention awards described in more detail below. We believe these actions and results demonstrate our commitment to our executive compensation philosophy highlighted below.

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Compensation Philosophy - Structural Alignment of Pay and Performance
We believe our pay is well-aligned with performance and that our structure maintains an appropriate balance between our long-term and short-term performance, creating a positive relationship between our operational performance and shareholder return. In fiscal year 2015, our Target Annual Total Direct Compensation (“Target Annual TDC”) included three key elements:

•	Base salary,

•	Annual cash bonus, and

•	Long-term equity incentives, which are comprised of restricted stock units (“RSUs”) with an initial performance-vesting requirement (“Performance RSUs”) and stock options.
Approximately 90% of the CEO’s Target Annual TDC and 80% of all other continuing NEOs’ (i.e., Messrs. D’Amico and Swartz are not continuing NEOs) aggregate regular Target Annual TDC, shown below, is in the form of at-risk, annual performance-based cash incentives and long-term stock-based compensation that delivers greater rewards for superior performance and reduced rewards for underperformance.
2015 Pay-for-Performance Alignment
Annual Cash Bonuses
The Company did not meet the minimum threshold level of performance for either the Operating Income or Net Revenue performance goals that were established for the annual cash bonus plan for our executive officers for fiscal year 2015. Accordingly, no annual cash bonus award for fiscal year 2015 was paid to any executive officer under this plan.
Long-Term Equity Incentives
The Compensation Committee reviews all aspects of our long-term incentive program, including the competitiveness of the executive’s target award opportunities, the impact on dilution and the specific types of equity awards granted. To determine the overall opportunity and appropriate mix of equity instruments, the Compensation Committee considers a variety of factors, including competitive market positioning against comparable executives in comparators and potential economic value realized. Along with a review of comparator group long-term incentive award practices, the Compensation Committee also considers the realizable and retentive value of the unvested equity awards held by each NEO. The value delivered to NEOs through these awards is directly correlated to the Company’s stock price. See the Realizable Compensation section below for a comparison of target values and realizable values.

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Based on the foregoing review, the Compensation Committee determined that the equity awards for fiscal year 2015 would be comprised of Performance RSUs with a one-year performance goal and stock options. The Compensation Committee also determined that, due to the continued uncertainty in the proprietary education industry, it remained difficult to determine appropriate three-year performance targets and accordingly, no PSUs were granted for fiscal year 2015. In accordance with the established executive compensation philosophy, the Compensation Committee approved the grant-date target annual award values for each NEO so that, when taken together with target total cash compensation, Target Annual TDC for each NEO would approximate the 75th percentile of compensation for similarly situated executives at the comparators. The grant-date target award value, and the corresponding percentage value of the total award, is shown below for each NEO:

Fiscal Year 2015 Grant-Date Annual Target Award Value(1) (excluding Retention and other Special Awards)
			% of Total Long-Term Equity Grant
Executive Name	Performance RSUs ($)	Stock Options ($)	Performance RSUs	Stock Options
Mr. Cappelli	3,690,040	3,304,471	53%	47%
Mr. D’Amico(2)	N/A	N/A	—	—
Mr. Bowling	1,040,079	658,934	61%	39%
Mr. Martin	990,022	608,991	62%	38%
Mr. Slottow(3)	527,527	147,286	78%	22%
Mr. Swartz(4)	1,355,076	973,394	58%	42%
(1) These amounts are not a substitute for the amounts disclosed in the Summary Compensation Table, which amounts are disclosed in accordance with SEC rules. The above amounts are the grant-date target award values for the awards made in August 2014 for fiscal year 2015 for the NEOs, other than Mr. D’Amico, and do not include any retention or other special awards.
(2) In May 2015, Mr. D’Amico received a special time-vesting RSU grant with a grant-date award value of $300,000 in connection with his employment and appointment as Interim CFO in accordance with his offer letter previously filed with the SEC. This award vested by its terms based on Mr. D’Amico’s continued service through November 30, 2015.
(3) To facilitate his transition to a more equity-based compensation program from a compensation program with his former employer that did not include any equity, the terms of Mr. Slottow’s negotiated offer letter provides that 25% of his annual target long-term incentive award for fiscal years 2015 and 2016 will be provided in the form of a cash award. Mr. Slottow’s long-term incentive award amount for fiscal year 2015 was $900,000. Accordingly, 25%, or $225,000, of that award was provided to Mr. Slottow in the form of a long-term incentive cash award that will vest in equal installments over a four-year period, subject to the same performance-vesting condition as the Performance RSUs.
(4) Mr. Swartz forfeited the fiscal year 2015 grant, as well as all previously granted, unvested equity awards, upon his voluntary termination of employment.
Based on our need to keep our NEO team together during a challenging time for our business and the amount of the NEOs’ unvested Realizable Compensation, in August 2015 the Compensation Committee decided to supplement the fiscal year 2015 annual equity awards with the following retention grants. The target grant-date value of the annual long-term incentive award that these NEOs will receive for fiscal year 2016 will be reduced by the amount of this special cash retention award so that the special cash retention award does not increase the total amount of total direct compensation of the NEOs for fiscal year 2016.

Retention Awards
Executive Name	RSUs ($)	Cash Retention Award ($)
Mr. Cappelli	—	750,000
Mr. Bowling	500,000	275,000
Mr. Martin	400,000	210,000
Mr. Slottow	325,000	175,000

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Realizable Compensation
As part of our pay-for-performance philosophy as it relates to our long-term incentives, we have the Compensation Committee’s independent compensation consultant assess our NEOs’ Realizable Compensation over a 3-year period ending with fiscal year 2015. We reviewed each NEO’s Realizable Compensation relative to that executive’s Target Annual TDC over the applicable 3-year period. In addition, we also compared the Realizable Compensation of our NEOs with the Realizable Compensation for comparable executives among the current comparators, which is discussed in the “Annual Decision-Making Process” section below.
Realizable Compensation for each NEO as a percentage of each executive’s Target Annual TDC (“Realizable Ratio”) for the 2013-2015 fiscal year period decreased significantly compared to Realizable Ratio for the 2012-2014 fiscal year period due to the significant decrease in our stock price during fiscal year 2015.
We had the lowest TSR compared to our 2015 Comparators for the 3-year, 2013-2015 fiscal year period. Our CEO’s Realizable Ratio for the 3-year period was 35%, which is the lowest percentage of any of the chief executive officers in the 2015 Comparators. As a group, the Realizable Ratio for the other continuing NEOs is 65%, which is the lowest of all similarly situated executives in the 2015 Comparator Group.
“Realizable Compensation” includes the following compensation items for the 3-year period: (i) actual base salary, (ii) actual annual bonus payouts, (iii) intrinsic or “in-the-money” value of stock options, (iv) value of vested and unvested RSUs as of the end of fiscal year 2015 and (v) the value of the performance shares earned during this period plus the value of the target number of unvested PSUs as of the end of fiscal year 2015. All equity award values were based on the closing selling price per share of our stock (“stock price”) as of the end of fiscal year 2015, which was $11.11, versus a stock price of $27.77 at the end of fiscal year 2014 (a 60% decrease in stock price).

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Compensation Governance
The core of Apollo’s executive compensation philosophy continues to be pay-for-performance and we apply the following compensation governance practices:

•	Pay for Performance that places a significant portion of Target Annual TDC at risk

•	Relevant Performance Metrics that are based on value-driving goals with capped payouts

•	Benchmarking, supporting the Compensation Committee’s comparison of pay for Apollo executives to well-structured comparator groups

•	Stock Ownership and Share Retention Policies

•	Independent Compensation and Legal Consultants, retained by the Compensation Committee to advise on executive compensation matters and practices

•	No Excise Tax Gross-Ups for excess parachute payments in connection with a change-of-control event

•	Annual Risk Assessment of compensation and incentive programs to ensure programs do not promote excessive risk taking

•	Significant Negative Discretion retained by the Compensation Committee to reduce annual bonus awards

•	No Stock Option Repricing

•	Broad Anti-Hedging Policy

•	Annual Shareholder Value Transfer review in connection with equity grants
OUR COMPENSATION PHILOSOPHY AND OBJECTIVES
The core principle governing our executive officer compensation philosophy is to link a significant portion of each executive officer’s compensation to our financial performance, thereby advancing our pay-for-performance approach. We define performance as the achievement of results against pre-established financial targets. Our executive compensation program has an integrated focus on short- and long-term financial metrics and provides an effective framework by which progress against strategic goals may be appropriately measured and rewarded.
The Compensation Committee utilizes a combination of cash and equity incentive programs under which the compensation of the executive officers will vary based on the Company’s financial performance and the market price of our stock. As noted earlier, our Target Annual TDC is comprised of base salary, annual cash bonuses and long-term equity awards. Target Annual TDC is heavily weighted toward long-term equity incentive awards that include stock options, allowing the executive officers to share in the appreciation in the market price of our stock, and Performance RSUs that reduce the potential for excessive risk-taking by providing varying levels of compensation as the market price of our stock fluctuates over time.
Elements of Our Compensation and Why We Pay Each Element

Component	Description	Why We Pay It
BASE COMPENSATION
Base Salary	• Fixed annual compensation based on market data and each executive officer’s specific job responsibilities, experience and individual responsibilities	• Attract and retain executive talent • Provide sufficient, regularly-paid income on which executive can rely

PERFORMANCE-BASED COMPENSATION
Annual Cash Bonus
•  Annual cash bonus tied to achievement of financial performance goals established by the Compensation Committee
•  Executive officers can earn 0‑200% of their bonus target based on achievement of established financial targets
•  Compensation Committee retains the right to reduce bonus payout (maximum reduction level increased to 50% of payout for fiscal year 2015)

•  Attract, retain and reward our executive talent
•  Reward executives for performance during the fiscal year
•  Align executive officers’ interests with those of our shareholders by tying payouts to attainment of financial performance measures
•  Reinforce key priorities of the organization for near-term and long-term success

Apollo Education Group, Inc. | 2015 Information Statement | 21

Component	Description	Why We Pay It
Long-Term Equity	• Performance Restricted Stock Units • Stock Options	• Attract, retain and reward our executive talent • Align executive officers' interests with those of our shareholders • Reward long-term performance • Positively affect risk management

OTHER COMPENSATION
Severance and Change of Control Benefits
•  Cash severance payable upon certain involuntary terminations of employment, along with continued provision of employee benefits
•  Vesting of equity awards on an accelerated basis in the event of certain changes in control of the Company
•  Limited pro-rata vesting of equity awards upon involuntary termination without cause, subject to the attainment of any applicable performance goals

•  Attract and retain our executive talent
•  Give the Company flexibility to make decisions regarding organizational issues with agreed-upon severance terms
•  Encourage executive officers to remain with the Company and focus on their responsibilities to the Company during an actual or threatened change of control, when prospects for continued employment can be uncertain

Benefits and Perquisites	• Broad-based 401(k) plan • Executive Deferred Compensation Plan • Health and welfare benefits provided to company employees generally • Limited perquisites	• Attract and retain employees • Allow employees and executive officers to save for retirement on a tax-advantaged basis • Provide important coverage to employees in the case of sickness or injury
ROLE OF THE COMPENSATION COMMITTEE
General
The Compensation Committee works in consultation with its independent compensation consultant to (i) establish the compensation policies for our executive officers and set the compensation of our executive officers in accordance with those policies, (ii) analyze the reasonableness and competitiveness of the various components of compensation paid, (iii) evaluate the effectiveness of each component in achieving the compensation objectives stated above and (iv) assess the risks posed by our compensation structure. The Compensation Committee also obtains legal advice regarding executive compensation matters from its external legal counsel.
The Compensation Committee periodically seeks input from our CEO and other senior executive officers with respect to certain items of compensation, including their recommendations regarding the parameters of the annual cash bonus program, the amounts to be paid under that program and their proposals regarding long-term equity incentive awards. The information provided to the Compensation Committee also includes tally sheets for each NEO detailing:

•
The components of the NEO’s compensation for the current and two prior fiscal years, including cash compensation, equity-based compensation, retention awards (if any), company match contributions in the Employee Savings and Investment Plan (“401(k) Plan”) and perquisites; and

•
Potential payouts under the termination of employment and change of control provisions of our Executive Officer Severance Pay Plan, the NEO’s applicable equity compensation plans, and, if applicable, the NEO’s employment agreement.

The tally sheets provide a comprehensive summary of all the elements of actual and potential future compensation of the NEOs, allowing the Compensation Committee to analyze both the individual elements of compensation (including the compensation mix) and the aggregate total amount of actual and projected compensation.
All final decisions regarding executive officer compensation are made solely by the Compensation Committee and are based on a number of factors, including its independent evaluation of management proposals, its own internal deliberations and the input provided by its independent compensation consultant and external legal counsel.

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Interaction with Compensation Consultants
Since fiscal year 2006, the Compensation Committee has retained the services of Pearl Meyer as its independent compensation consultant to assist with its periodic review of existing compensation programs for our executive officers and the formulation and implementation of new executive compensation arrangements. In addition, Pearl Meyer has assisted the Compensation Committee with related projects, such as establishing equity retention guidelines for the executive officers and non-employee directors, evaluating non-employee director compensation levels and providing advice and relevant market data with respect to the design of various cash and equity-based executive compensation programs.
The Compensation Committee retains Pearl Meyer directly, although in carrying out its assignments, Pearl Meyer may also interact with our management to the extent necessary and appropriate. Pearl Meyer provides independent advice and counsel to the Compensation Committee in compensation matters related to executive officer pay, as described throughout this CD & A, and has not been retained to perform any consulting or advisory services for our management.
Benchmarking and Pay Levels
To determine competitive compensation practices, the Compensation Committee relies on compensation data that is derived principally from surveys of compensation practices of comparable companies, including general survey data. Pearl Meyer compiles and presents this information, and any additional data gathered by them from public filings of selected companies that the Compensation Committee considers appropriate comparators, for the purposes of developing executive compensation benchmarks. We conduct an annual review of our comparator companies and the criteria used for selection of those comparator companies to determine whether any changes to those comparators are appropriate. We generally target cash compensation with reference to the median of the comparator companies and target TDC with reference to the 75th percentile of comparator companies. When necessary, additional market data is used to supplement comparator company data.
The 2015 Comparators, established by the Compensation Committee in March 2014 to assess fiscal year 2015 NEO compensation, are selected companies that meet the following financial criteria: (i) market capitalization in the range of $2 billion to $8 billion and/or (ii) annual revenue in the range of $2 billion to $8 billion, plus (iii) at least one of the following criteria: (a) an average return on equity for the past five years greater than 19%, (b) an average return on invested capital for the past five years greater than 10%, or (c) an average free cash flow over the past five years in the range of $150 million to $800 million. Pearl Meyer also recommended that the types of industries from which the 2015 Comparators are drawn be expanded to include other industries that emphasize longer-term customer relationships, such as insurance and telecommunications services.
In applying these criteria, the 2015 Comparators include the following companies:

Advance Auto Parts Inc.	Clear Channel Outdoor Holdings, Inc.	International Game Technology PLC
American National Insurance Co.	DeVry Education Group Inc.	The Interpublic Group of Companies, Inc.
AmTrust Financial Services, Inc.	DST Systems Inc.	Laboratory Corp. of American Holdings
AOL Inc.	Expedia, Inc.	Pitney Bowes Inc.
Avery Dennison Corp.	Gannett Co., Inc.	Quest Diagnostics Inc.
Cablevision Systems Corp.	Graham Holdings Company
The Compensation Committee previously developed an Education Industry Peer Group (“Education Peer Group”) of publicly-held proprietary educational institutions that continued to be used in fiscal year 2015 in addition to our 2015 Comparators. Companies included in the Education Peer Group are generally significantly smaller than the Company in terms of revenue and market capitalization and, therefore, we do not generally use the Education Peer Group to establish executive compensation levels. The Compensation Committee reviews market data for the Education Peer Group to track executive program design, performance and realizable compensation relative to target pay in the education industry to assure that the Company’s compensation remains highly competitive in the industry. This Education Peer Group is comprised of the following companies:

Bridgepoint Education, Inc.	DeVry Education Group Inc.	Grand Canyon Education, Inc.
Capella Education Co.	Education Management Corp.	ITT Educational Services, Inc.
Career Education Corp.	Graham Holdings Company	Strayer Education, Inc.
Corinthian Colleges, Inc.*
*Corinthian Colleges, Inc. filed for bankruptcy in May 2015 and is not expected to be included in our Education Peer Group going forward.

Apollo Education Group, Inc. | 2015 Information Statement | 23

RISK ASSESSMENT OF COMPENSATION PROGRAMS
The compensation programs and practices for our NEOs are structured in a manner that does not encourage unnecessary or excessive risk-taking and that is not reasonably likely to create a material risk for us. Such conclusions are based on consultation with our independent compensation consultant and the following considerations:
Performance-Based Compensation
The predominant component of the compensation structure for our NEOs is in the form of long-term equity awards tied to the price of our stock, and increasing levels of compensation are derived from those awards as the stock price appreciates and shareholder value is thereby created. Accordingly, the overall compensation program is structured to encourage long-term growth and appreciation in the value of our business and stock price.
The Compensation Committee, when establishing the bonus formula under the annual cash bonus plan, established a maximum amount per participant that cannot, in any instance, exceed 200% of target bonus.
Adjustment or Recovery of Awards
We do not have any specific policies to adjust or recoup prior bonus payments or equity awards in the event we are required to restate the financial results on which those payments or awards were based. We have decided to defer the implementation of such a policy until the SEC issues final regulations governing such recoupment policies.
Equity Retention Guidelines and Hedging Policies
To align the interests of executive officers with those of shareholders in accordance with our stated goal, each of our NEOs is expected to attain and retain an ownership level of qualifying equity securities with an aggregate value on each periodic measurement date equal to lesser of the applicable multiple of annual base salary or number of shares as stated in the chart below. For fiscal year 2015, the Compensation Committee decided to amend the definition of qualifying equity securities to include (i) direct ownership shares of our stock, (ii) 60% of vested deferred RSUs or (iii) 60% of unvested, non-performance-based stock awards (in each case of (ii) and (iii) to account for the estimated withholding required to satisfy tax obligations upon settlement).

	Equity Retention Guideline (Lesser of)(1)
Executive Name	Base Salary Multiple	Number of Shares	In Compliance?
Mr. Cappelli	5x	100,000	Yes
Mr. Bowling(2)	4x	50,000	On Track
Mr. Martin	2x	20,000	Yes
Mr. Slottow(3)	2x	20,000	On Track
(1) Mr. D’Amico is excluded from this chart above because he held the Interim CFO position only on a temporary basis from April 2015 through October 2015. Mr. Swartz is excluded from the chart above because his employment terminated in May 2015.
(2) Mr. Bowling was hired in December 2013 and is expected to achieve the required ownership level within the requisite timeframe established in the guidelines.
(3) Mr. Slottow was hired in June 2014 and is expected to achieve the required ownership level within the requisite timeframe established in the guidelines.
On a cumulative basis, a covered individual must retain at least 50% of the net shares (after-tax) acquired upon the vesting of RSUs until ownership guidelines have been met. A covered individual must acquire and thereafter maintain the required stock ownership within five years of the implementation of the revised guidelines or, if later, of becoming an individual covered by the guidelines. Ownership guidelines (dollar and share thresholds) are reduced by 50% for executive officers beginning at age 62. This reduction is intended to permit individuals to begin an orderly process of diversification as the executive approaches normal retirement age of 65.
Our guidelines also prohibit covered individuals from purchasing or selling any publicly traded options for our securities, including the trading of any call or put, the writing of any call or put, hedging or the use of collars.
We do not have any policies prohibiting executives from holding our securities in margin accounts, pledging our securities as collateral for loans or entering into pre-paid variable forward sale contracts covering our securities. However, executive officers are not permitted to engage in short sales of our securities.

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FISCAL YEAR 2015 COMPENSATION DECISIONS
NEO Annual Compensation Review
The three major elements of the Company’s NEO Target Annual TDC are base salary, annual cash bonus and long-term, equity-based incentive awards. For fiscal year 2015, performance-based compensation comprised approximately 90% and 80% of the Target Annual TDC for the CEO and all other NEOs, respectively. These percentages of performance-based compensation reflect our core compensation philosophy of pay for performance.
Base Salary
For fiscal year 2015, the Compensation Committee took the following actions with respect to the base salaries of our NEOs:

•
Mr. Cappelli’s base salary increased to $1,000,000 from $800,000, effective September 1, 2014 per the terms of his Restated Agreement, which is discussed in detail in the “Agreements Regarding Employment, Change of Control and Termination of Employment” section. This salary increase is consistent with the Compensation Committee’s established practice of positioning executive officer cash compensation near the median of the 2015 Comparators.

•
Mr. D’Amico’s base salary as Interim CFO was established in his offer letter at $80,000 per month, which is approximately equivalent to the monthly target total cash compensation that had been established by the Compensation Committee for the former Chief Financial Officer. Based on the short-term nature of the assignment and Mr. D’Amico’s experience and expertise, the Compensation Committee determined that this fixed base salary amount was appropriate.

•
Mr. Bowling’s and Mr. Martin’s base salaries were each increased to $556,000 from $540,000, maintaining these salaries in line with the base salaries paid to executives having similar responsibilities at the 2015 Comparators and consensus market data.

•
Mr. Slottow’s base salary remained at $500,000, his initial annual base salary at the time he was hired as President, University of Phoenix in June 2014, shortly before the start of the 2015 fiscal year.

•	Mr. Swartz’s base salary was increased to $530,000 from $515,000, keeping his salary in line with executives having similar responsibilities at the 2015 Comparators and consensus market data.
Annual Cash Bonus Plan
The cash bonuses that could be earned under the Executive Officer Performance Incentive Plan (the “2015 Bonus Plan”) for fiscal year 2015 were tied to the Company’s attainment of certain established financial performance targets related to Operating Income and Net Revenue as follows:
BONUS = BASE SALARY x TARGET BONUS PERCENT x ACHIEVEMENT OF FINANCIAL GOALS
The Compensation Committee determined that the financial performance metrics for the 2015 Bonus Plan would be Operating Income and Net Revenue, each as defined below, and that the financial performance results for each metric would be equally weighted. In addition, the Compensation Committee retained discretion to reduce the actual bonus payouts, but increased the percentage by which bonuses could be reduced to up to 50%. The accounting principles in effect under United States generally accepted accounting principles (“U.S. GAAP”) at the start of fiscal year 2015 would be applied in the calculation of the attained level of each of the performance goals, whether or not there should occur any changes to those accounting principles during the course of fiscal year 2015.
For each performance goal, we established a threshold, target and maximum performance level with a maximum potential payout, prior to any discretionary reduction by the Compensation Committee, for attainment of each target as shown below:

Level of Attainment for Each Performance Goal	Maximum Potential Payout Percentage for Each Performance Goal
Below Threshold	—%
Threshold	50%
Target	100%
Maximum	200%
The percentage that is applied to calculate the maximum potential payout for actual financial performance (prior to any potential discretionary reduction by the Compensation Committee) that falls between Threshold Level and Target Level or between Target Level and Maximum Level is interpolated on a straight-line basis between the two applicable levels.
Operating Income. Annual operating income, as measured on a consolidated basis and in accordance with U.S. GAAP, subject to certain adjustments, was used as a financial performance metric for the 2015 Bonus Plan. The threshold, target and

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maximum performance goals that the Compensation Committee set for this particular metric, subject to the adjustments noted below, along with actual performance attainment, are shown below:

Goal	Threshold	Target	Maximum	Actual
Operating Income	$290 million	$325 million	$450 million	$259 million
The 2015 Bonus Plan provided for certain pre-established adjustments to the determination of the operating income target for the fiscal year. Accordingly, the following amounts would be added back to our consolidated operating income reported for fiscal year 2015: (i) any expense for fiscal year 2015 with respect to the bonuses payable under our various cash-based incentive plans, including the 2015 Bonus Plan, profit-sharing plans and special cash retention awards that may become payable; (ii) any costs related to the acquisition of, investment in, or disposal of a company or other entity (including intellectual property and other assets) for fiscal year 2015, whether relating to actual or potential investments, acquisitions or disposals (including non-completed or abandoned transactions); (iii) all income or loss attributable to entities acquired during fiscal year 2015; (iv) any impairment charges related to goodwill, intangible assets or long-lived assets that are recorded during fiscal year 2015; (v) any gain or loss recognized in connection with the sale of any business or asset disposal not otherwise reported as a discontinued operation; (vi) any “Restructuring and other charges” for fiscal year 2015; (vii) any employee separation costs recorded for fiscal year 2015 that are outside of normal business operations; and (viii) any amounts, including gains and losses, recorded for fiscal year 2015 relating to legal matters in connection with certain specified litigation matters.
Actual operating income for fiscal year 2015 was also subject to the following adjustments:

•
For any businesses classified as discontinued operations during fiscal year 2015, reported operating income was increased for any actual operating income, or decreased for any actual operating loss, from the start of fiscal year 2015 through the date of disposal, and the budgeted operating income included in the annual budget for fiscal year 2015 presented to our Board of Directors on October 2, 2014 (the “2015 Budget”) for the period from the date of disposal to the end of the fiscal year was added to the reported operating income, and any budgeted operating loss for that period was deducted from the reported operating income.

•
For other business or asset disposals effected after the start of fiscal year 2015 that were not otherwise reported as discontinued operations, the budgeted operating income included in the 2015 Budget for the period from the date of disposal to the end of the fiscal year was added to our reported operating income, and the budgeted operating loss for such period was deducted from reported operating income.

•
Reported operating income was adjusted to factor out the effect of the adoption of any new accounting standards or other changes in accounting principles or changes in presentation that were not otherwise reflected in the 2015 Budget presented to the Board of Directors.

Our operating income (as adjusted) for fiscal year 2015 was $259 million, which is below the threshold level required to earn an annual cash bonus for this performance metric; accordingly, no annual cash bonus award was earned by any executive officer for this performance metric.
Net Revenue. Fiscal year 2015 Net Revenue, as measured on a consolidated basis and in accordance with U.S. GAAP, was used as a performance metric for the 2015 Bonus Plan. The threshold, target and maximum performance goals that the Compensation Committee set for this particular metric, subject to the adjustments noted below, along with the actual performance attainment are shown below:

Goal	Threshold	Target	Maximum	Actual
Net Revenue	$2,745 million	$2,800 million	$2,930 million	$2,621 million
Our net revenue (as adjusted below) for fiscal year 2015 was $2,621 million, which is below the threshold level required to earn an annual cash bonus for this performance metric; accordingly, no annual cash bonus award was earned by any executive officer for this performance metric.
In calculating net revenue for purposes of the 2015 Bonus Plan, the definition provided for the following adjustments:

•	All revenue attributable to companies acquired during fiscal year 2015 was excluded.

•
For any businesses classified as discontinued operations during fiscal year 2015, any actual revenue from the start of fiscal year 2015 through the date of disposal, plus the budgeted revenue for that business that was included in the 2015 Budget for the period from the date of disposal to the end of fiscal year 2015, was included.

•
For other business or asset disposals effected after the start of fiscal year 2015 that were not reported as discontinued operations, the budgeted revenue included in the 2015 Budget for the period from the date of disposal to the end of fiscal year 2015 was included.

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•	Revenue attributable to the adoption of any new accounting standards or other changes in accounting principles or changes in the presentation that were not reflected in the 2015 Budget was excluded.
The attainment levels for the financial goals established for the 2015 Bonus Plan and the actual bonuses paid to each NEO are summarized below:

Executive Name	Fiscal Year 2015 Base Salary ($)	Target Bonus % of Fiscal Year 2015 Base Salary	Operating Income Attainment % (50% Weight)	Net Revenue Attainment % (50% Weight)	Total Attainment(1) %	Actual Bonus Earned for Fiscal Year 2015 ($)
Mr. Cappelli	1,000,000	150%	—%	—%	—%	—
Mr. D’Amico(2)	334,027	N/A	N/A	N/A	N/A	N/A
Mr. Bowling	556,000	100%	—%	—%	—%	—
Mr. Martin	556,000	75%	—%	—%	—%	—
Mr. Slottow	500,000	60%	—%	—%	—%	—
Mr. Swartz(3)	373,178	75%	N/A	N/A	N/A	N/A
(1) The minimum threshold level of performance was not achieved; therefore, no annual cash bonus was earned.
(2) Mr. D’Amico was not eligible to participate in the 2015 Bonus Plan.
(3) Mr. Swartz was not eligible to receive a bonus because he resigned prior to the end of the fiscal year.
Long-Term Incentives
Pay for Performance - Fiscal Year 2013 through 2015 PSUs. As noted in the Executive Summary, the PSUs with a performance period covering fiscal years 2013 - 2015 provided to some of our NEOs had no payout because the threshold performance goals for the PSUs were not achieved.
Award Structure for Fiscal Year 2015. For fiscal year 2015, the Compensation Committee continued the use of Performance RSUs and stock options, whose realized values are directly tied to the Company’s stock price, to comprise the long-term awards. Consistent with the Compensation Committee’s belief that the significant uncertainty in the proprietary education sector makes it extremely difficult to set appropriate three-year performance targets for PSUs, and as has been our practice since fiscal year 2013, long-term incentive awards for fiscal year 2015 were in the form of Performance RSUs with a one-year performance goal and stock options.
For fiscal year 2015 awards, Performance RSUs as a percentage of total target grant-date award value remained at 57% on average for the NEOs as a group, consistent with the percentage of the total grant-date award value in fiscal year 2014.

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Based on the formula previously discussed for fiscal year 2015, the actual grant-date values of the equity awards made to the NEOs (except for Mr. D’Amico who was not an NEO at the time of the grant) in August 2014 for fiscal year 2015 were:

Fiscal Year 2015 Grant-Date Actual Annual Award Value(1) (excluding Retention and other Special Awards)
			% of Total Long-Term Equity Grant
Executive Name	Performance RSUs ($)	Stock Options ($)	Performance RSUs	Stock Options
Mr. Cappelli	3,690,040	3,304,471	53%	47%
Mr. D’Amico(2)	N/A	N/A	—	—
Mr. Bowling	1,040,079	658,934	61%	39%
Mr. Martin	990,022	608,991	62%	38%
Mr. Slottow(3)	527,527	147,286	78%	22%
Mr. Swartz(4)	1,355,076	973,394	58%	42%
(1) These amounts are not a substitute for the amounts disclosed in the Summary Compensation Table, which amounts are disclosed in accordance with SEC rules. The above amounts are the grant-date target award values for the awards made in August 2014 for fiscal year 2015 for the NEOs, other than Mr. D’Amico, and do not include any retention or other special awards.
(2) In May 2015, Mr. D’Amico received a service-vesting RSU grant with a grant-date award value of $300,000 in connection with his employment and appointment as Interim CFO in accordance with his offer letter previously filed with the SEC. This award vested by its terms based on Mr. D’Amico’s continued service through November 30, 2015.
(3) In accordance with the negotiated terms of his employment offer and to assist in his transition to a more equity-based compensation package, $225,000 of Mr. Slottow’s overall long-term incentive award of $900,000 for fiscal year 2015 was provided to Mr. Slottow in the form of a cash award, which will vest in equal installments over a four-year period, subject to the same performance-vesting condition as the Performance RSUs.
(4) Mr. Swartz forfeited the fiscal year 2015 equity grant, as well as all previously granted, unvested equity awards, upon his voluntary termination of employment.
The grant-date fair value of stock options is based on a Black-Scholes formula and does not represent the intrinsic value of those stock options (the excess of the market price of our stock over the exercise price). For RSU awards, the grant-date value is tied to the market price of the underlying shares of the stock on the grant date.
The long-term equity awards that were made in August 2014 to NEOs for fiscal year 2015 as part of the Target Annual TDC are comprised of two components:

•
Performance RSU awards with an initial performance-vesting requirement tied to our attainment of $60 million of adjusted after-tax net income for fiscal year 2015 (which performance-vesting requirement was attained as the adjusted after-tax net income for fiscal year 2015 was $105 million) and an additional service-vesting requirement measured from the effective date of the award, and

•
Stock options with a 4-year service-vesting requirement measured from the effective date of the award, except for Mr. Cappelli, whose award has a 3-year vesting requirement, as specified in his Restated Agreement, which is discussed in detail in the “Agreements Regarding Employment, Change of Control and Termination of Employment” section.

In accordance with the terms of his negotiated employment offer, Mr. Slottow received 25% of his annual target long-term incentive award in the form of a long-term cash award that will vest in equal installments over a four-year period, subject to the same performance-vesting condition as the Performance RSUs. The remaining target long-term incentive award value was delivered to Mr. Slottow in the form of Performance RSUs and stock options as described above.
Retention Awards
In August 2015, due to the continuing volatility in the proprietary education sector, the significant reduction the Company’s stock price and the unique business challenges the Company faces, the Compensation Committee determined it would be in the best interests of the Company and critical to our long-term success to attempt to maintain continuity in the senior executive leadership team by providing retention awards to Messrs. Cappelli, Bowling, Martin and Slottow in the form of service-vesting RSUs and cash awards as shown in the table below. The RSUs will vest in equal annual installments over a three-year period of continuous service. The special cash retention awards vest in two equal annual installments on August 31, 2016 and August 31, 2017, but were paid in August 2015 with the requirement that any unvested portion of the award amount must be repaid to the Company in full should the executive’s employment terminate, either voluntarily by the executive or involuntarily by the

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Company for cause, prior to August 31, 2017. The target grant-date value of the annual long-term incentive award that these NEOs will receive for fiscal year 2016 will be reduced by the amount of this special cash retention award so that the special cash retention award does not increase the total amount of total direct compensation of the NEOs for fiscal year 2016. Instead of receiving an RSU retention award, in order to assist in the retention of Mr. Cappelli, the Compensation Committee extended the term of one of Mr. Cappelli’s stock option awards. The term of this stock option award, which had an exercise price that was above the market price of our stock at the time the extension became effective in August 2015, was extended from March 2017 to March 2019. This extension is further described in footnote 5 to the Summary Compensation Table.

Retention Awards
Executive Name	RSUs ($)	Cash Retention Award ($)
Mr. Cappelli	—	750,000
Mr. Bowling	500,000	275,000
Mr. Martin	400,000	210,000
Mr. Slottow	325,000	175,000
OTHER EXECUTIVE BENEFITS, INCLUDING NON-QUALIFIED DEFERRED COMPENSATION PROGRAM, RETIREMENT BENEFITS AND PERQUISITES
In general, executive officers are entitled to the same employee benefits available to all other full-time employees (subject to the satisfaction of applicable minimum service and other eligibility requirements). Such benefits include vacation accruals, health and welfare benefits and participation in our 401(k) Plan and Employee Stock Purchase Plan.
Our executive officers and certain other highly compensated employees are also eligible to participate in a deferred compensation plan that allows them the opportunity to defer up to 75% of their salary each year for subsequent distribution upon their termination of employment or other designated payment date. Participants in our Executive Officer Performance Incentive Plan may also elect to defer up to 75% of their annual bonus under that plan. Participants are credited each year with the equivalent of any Company matching contributions that they would have otherwise been entitled to receive under the 401(k) Plan had their personal contributions under that plan not been limited because of the tax law requirements applicable to tax-qualified retirement plans. During the deferral period, participants will be credited with a notional investment return (or loss) on their account balance tied to one or more investment funds that track the actual investment funds available under the 401(k) Plan.
In November 2014, the Committee approved a deferral feature for the RSU portion of the annual long-term incentive awards provided to executive officers, beginning with the annual long-term incentive awards that would be granted for fiscal year 2016. The executive officer may elect to defer the settlement of one hundred percent (100%) of his or her annual RSU long-term incentive award until termination of employment or until January 1 of any calendar year that is at least five (5) years following the grant date.
In addition, certain perquisites are made available to one or more NEOs, including the personal use of Company-provided automobiles, housing allowances and reimbursement of duplicative living costs at secondary business locations, reimbursement for certain home security system expenses, reimbursement of certain personal travel expenses, limited use of Company-chartered aircraft for travel by family members of executive officers, limited personal use of the Company-owned or leased condominiums (“Company condominiums”) and payment of premiums for umbrella insurance coverage. In certain situations where a NEO relocates in connection with his or her employment with the Company, we will provide limited loss protections and tax equalization on the sale of primary residences in connection with such relocations. We have adopted formal policies governing the use of Company-chartered aircraft and Company condominiums. The policies are designed to assure that all personal use of Company-chartered aircraft or our Company condominiums is carefully monitored and properly recorded and that any taxable income to the executive officer resulting from such use is accurately reported, with the requisite tax withholdings collected, and any reportable perquisites associated with such use is properly disclosed in accordance with applicable securities law regulations. In addition, the policies require quarterly reports to the Compensation Committee with respect to all personal or non-business use of our Company-chartered aircraft or our Company condominiums by the executive officers during the period covered by the report.
We have a stadium naming rights agreement (the “Stadium Agreement”) with the Arizona Cardinals of the National Football League (“NFL”) pursuant to which a number of ancillary benefits are provided as part of the fixed contract fee, including access to a private stadium loft for a limited number of guests for all games played by the Arizona Cardinals at the stadium and certain other sporting and entertainment events held at the stadium, a specified number of additional tickets to all home games played by the Arizona Cardinals at the stadium, fully-paid expenses to three away games per year for a limited number of guests per trip and fully-paid expenses to the Super Bowl and NFL Pro Bowl each year for a limited number of guests per trip.

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We have also entered into corporate sponsorship agreements with several other professional sports teams in order to market the University of Phoenix brand and enhance the national recognition of that institution. The corporate sponsorship arrangements are structured in a manner similar to the Stadium Agreement. Accordingly, each corporate sponsorship contract has a fixed term with a specified schedule of annual fees payable by the Company over that term. A number of ancillary benefits are provided under the contract, including access to a private suite for a limited number of guests for all home games and certain other entertainment events held at the facility, additional tickets to all home games played at the facility and fully-paid expenses (transportation, food and lodging) to a limited number of away games for a limited number of guests per trip. As a result of the fixed fee structure for the Stadium Agreement and the similarly-structured sponsorship arrangements, we do not incur any incremental costs for tickets to the extent one or more NEOs may have enjoyed the personal use of those ancillary benefits. However, to the extent we did incur incremental costs in purchasing additional tickets to events held at the facility, the incremental cost per ticket (determined by dividing the aggregate out-of-pocket cost we incurred in purchasing those additional tickets by the total number of tickets available to us for the event, including the no-cost tickets provided under the applicable agreement) was allocated to any NEO who received for personal use one or more tickets to the event for which we purchased additional tickets. In addition, to the extent we incurred incremental costs in providing catering for such an event, the incremental cost per person (determined by dividing the total catering cost for an event by the total number of attendees to the event) was allocated to any NEO who received for personal use one or more tickets to the event. Such incremental cost was taken into account in determining the NEO’s potentially disclosable and quantifiable perquisites for the fiscal year. The Company maintains procedures to track and record the disposition of all tickets acquired or purchased pursuant to the Stadium Agreement and the business or personal use of the allotted tickets.
Executive officers who entered our employ after August 25, 2009 are fully reimbursed, on a tax adjusted basis, for the COBRA costs they incur for continued health care coverage for themselves and their spouses and eligible dependents under their prior employer’s group health plan for the period preceding their coverage under our group health care plan, up to a maximum period of three months of such reimbursed coverage.
The Compensation Committee believes that the perquisites available to the executive officers have been set at a reasonable and appropriate level commensurate with their duties and responsibilities and are among the personal benefits typically provided to senior executive officers of companies with which we compete for executive talent. In addition, the reimbursement of certain personal expenses (such as travel costs, housing allowances and reimbursement of duplicative living costs) in lieu of salary increases to cover those recurring expenses avoids the additional costs we might otherwise incur with respect to certain other compensation or employee benefit programs that are tied directly or indirectly to the level of an executive officer’s base salary. Accordingly, the Compensation Committee believes that the overall structure of the executive officer perquisite program serves as a valuable recruiting and retention mechanism for our executive officers and enables us to compete more successfully for qualified executive talent.
Further details regarding executive perquisites and other personal benefits are contained in the Summary Compensation Table and accompanying footnotes that appear later in this Information Statement.
EMPLOYMENT AGREEMENTS AND POST-TERMINATION PAYMENTS
Employment Agreements and Individual Severance Arrangements
We have an existing employment agreement with Mr. Cappelli. This agreement, together with the severance benefits it provides, are summarized in the section of this Information Statement below entitled “Agreements Regarding Employment, Change of Control and Termination of Employment.” We do not maintain employment agreements with any named executive officers other than Mr. Cappelli. The employment agreement with Mr. Cappelli was based on arm’s-length negotiation. The compensation package provided under that agreement was determined by the Compensation Committee to be appropriate based on comparative compensation data provided by its independent compensation consultant.
Senior Executive Severance Pay Plan
We also maintain the Senior Executive Severance Pay Plan (“Severance Plan”), pursuant to which our executive officers, including the NEOs, and other senior executives may become entitled to salary continuation payments and certain other severance benefits in the event their employment is involuntarily terminated other than for cause. The severance benefits to which the covered participants may become entitled are summarized in the section of this Information Statement below entitled “Agreements Regarding Employment, Change of Control and Termination of Employment.”
To the extent a named executive officer or other covered individual is entitled to severance benefits under an employment agreement or other severance arrangement in effect with us at the time of his or her termination of employment, his or her payments under the Severance Plan will be offset by the severance benefits payable under such employment agreement or other arrangement so that there will be no duplication of benefits. At present, only Mr. Cappelli has an employment agreement that provides severance benefits in the event his employment is terminated under certain circumstances and those benefits would reduce all or a portion of the potential benefits to which he may have otherwise become entitled to under the Severance Plan, as

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described in the section of this Information Statement below entitled “Agreements Regarding Employment, Change of Control and Termination of Employment.”
The receipt of severance benefits under the Severance Plan will be conditioned upon the terminating executive’s delivery of an effective and enforceable general release of all claims against us and our affiliates and the executive’s compliance with certain non-competition, non-solicitation and non-disparagement covenants.
The Compensation Committee believes that the Severance Plan serves as an important recruitment and retention vehicle that allows us to remain competitive in attracting and retaining executive talent and reduces the need to execute formal employment agreements with new executives by assuring them of a reasonable severance package in the event their employment were to be involuntarily terminated by the Company other than for cause.
Retirement/Deferred Compensation Programs
To date, the principal program we maintain as a retirement-savings vehicle for our named executive officers and other employees is our broad-based 401(k) Plan, a defined contribution plan. In addition, we implemented a new deferred compensation plan in 2012 that allows our executive officers the opportunity to defer a portion of their base salary and annual bonus each year and earn a notional investment return on their deferred account balance. In November 2014, the Compensation Committee approved a deferral feature for the RSU portion of the annual long-term incentive awards provided to executives officers, beginning with the annual long-term incentive awards that would be granted for fiscal year 2016. The executive officer may elect to defer the settlement of 100% of his or her annual RSU long-term incentive award until termination of employment or until January 1 of any calendar year that is at least five years following the grant date. The plan is described below in the section of this Information Statement entitled “Non-Qualified Deferred Compensation.”
Potential Payments Due upon Termination and/or a Change of Control
Our equity compensation plans provide for accelerated vesting of all outstanding stock options, RSUs and PSUs in the event we undergo certain changes of control or ownership. The Compensation Committee believes that such single-trigger accelerated vesting is appropriate for the following reasons:

•
We rely primarily on long-term equity incentive awards to provide our named executive officers with the opportunity for wealth creation and the accumulation of substantial resources to fund their retirement income, and the Compensation Committee accordingly believes that a change of control event for a controlled company such as us is an appropriate liquidation point for awards designed for such purposes.

•
By protecting the most significant component of their total direct compensation, the acceleration feature mitigates any potential conflicts of interest that might otherwise arise among the named executive officers and our shareholders and serves as a substantial incentive for those officers to obtain the highest possible value for the shareholders should we become an acquisition target. It also allows the named executive officers to remain focused on our business operations and strategic objectives without undue concern about their own financial security during periods when substantial disruptions and distractions might otherwise prevail should we become the subject of acquisition overtures.

•
Immediate acceleration preserves the economic value of outstanding equity awards in those instances where the awards would not otherwise be assumed by the acquiring company and would accordingly be canceled.

The Compensation Committee periodically reviews tally sheets prepared by management and reviewed by its independent compensation consultant indicating the severance benefits to which executive officers would be entitled under their existing employment agreements or the Severance Plan were their employment to be terminated under various scenarios, such as an involuntary termination without cause or a resignation for good reason. The tally sheets indicate the total dollar amount of cash severance under each scenario, the intrinsic value of accelerated equity awards using the then-current stock price, the value of cash retention awards and any other special benefits that would be triggered by the termination event. The Compensation Committee performed such a periodic review in December 2014 and determined that the severance benefits for the NEOs, as reflected in the tally sheets, were at competitive levels compared to market practice.
Calculations and further explanation of the payments due the NEOs upon termination of employment and/or a change of control event are found in the Executive Compensation section of this Information Statement entitled “Agreements Regarding Employment, Change of Control and Termination of Employment.”
IMPACT OF TAX AND ACCOUNTING
As a general matter, the Compensation Committee takes into the account the various tax and accounting implications of the compensation programs maintained for our executive officers.
To maintain maximum flexibility in designing compensation programs, the Compensation Committee will continue to take tax deductibility into consideration when structuring incentive compensation awards for the named executive officers. However, in establishing the cash and equity incentive compensation programs for the named executive officers, the Compensation

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Committee believes that the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration and not the sole or primary factor. For example, the annual cash bonus paid to named executive officers and the long-term incentive equity awarded provided to named executive officers as part of the annual equity award process for fiscal year 2015 are intended to comply with the exemption for performance-based compensation under Code Section 162(m), but the retention cash awards with service-based vesting previously granted to the named executive officers in fiscal year 2013 are subject to the deduction limits of Code Section 162(m). The Compensation Committee believes that cash and equity incentive compensation must be maintained at the requisite level to attract and retain the executive officers essential to our financial success, even if all or part of that compensation may not be deductible by reason of the Code Section 162(m) limitation. Further, because of the fact-based nature of the exemption for performance-based compensation under Code Section 162(m) and the limited amount of binding-related guidance, the Compensation Committee cannot guarantee that compensation that is intended to comply with the exemption for performance-based compensation under Code Section 162(m) will in fact so qualify. Accordingly, we reserve the right to pay compensation that is not deductible under Code Section 162(m) and the right to pay discretionary bonuses and other ad hoc compensatory awards.
The Compensation Committee also considers the accounting consequences to the Company of different compensation decisions and the impact on shareholder dilution; however, neither of these factors by themselves will compel a particular compensation decision.

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BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that Apollo Education Group specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Information Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2015.
Submitted by:
Roy A. Herberger, Jr., Chair
Dana H. Born
Ann Kirschner
Manuel F. Rivelo

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RISK ASSESSMENT OF COMPENSATION PROGRAMS
On an annual basis, we perform a comprehensive review of the various compensation programs maintained throughout the organization to assess whether any of those programs encourage excessive risk taking that might create a material risk to our economic viability. This process includes our Human Resources department identifying our various compensation plans and programs and evaluating their principal features, the potential risks posed to the Company and any mitigating factors, such as payment caps, internal processes for the review and validation of applicable performance measures and levels of attainment, and discretion maintained by the Company or other plan administrator to reduce and/or adjust payout amounts as warranted.
The Compensation Committee has reviewed our compensation plans and programs and their considerations and conclusions with respect to their risk assessment of the compensation programs maintained for our executive officers are set forth in the “Compensation Discussion and Analysis” section of this Information Statement.
Both the Company and the Compensation Committee believe that the following compensation plan design features safeguard against excessive risk taking:

•	Our cash and equity compensation structure is generally applied on a uniform basis throughout the organization.

•
Our management-level employees receive equity awards on a recurring basis. Those awards are either in the form of RSUs or a combination of stock option grants, RSUs and PSU awards that are settled in shares of our Class A Common Stock. Although stock options have the potential to encourage risk taking, all equity awards typically vest over a three to four year vesting period to encourage award recipients to focus on sustaining our long-term performance. In addition, equity awards are generally made on an annual basis, such that at any given time, our executive officers and other management-level employees typically have unvested awards outstanding that could decrease significantly in value if our business is not managed for the long-term.

•
We also have a PSU/performance cash bonus award program for key employees of Apollo Global and certain employees of the Company who are significantly involved in the business operations of that entity. The applicable performance-vesting condition for those awards is generally tied to an adjusted operating free cash flow metric measured at the Apollo Global level for the applicable performance period for the particular award. The maximum payout level under the Apollo Global awards is 600% of target. However, the leveraged nature of the Apollo Global awards is not considered to pose a material adverse risk to the Company for the following reasons:

◦	The awards are only made to a limited and select group of individuals within the organization.

◦
There is a cap on both the maximum number of shares issuable and the maximum dollar amount payable on the awards, and such awards are expected to be made on an annual basis to the selected individuals so that they will eventually hold a number of outstanding awards under the program with different performance targets and vesting schedules. Excessive risk taking to earn a maximum return on one year’s award could jeopardize the potential return on the awards for other years.

◦
The Apollo Global award payouts may be reduced by as much as 50%. For any executive officers with such awards (currently there are none), this negative discretion is reserved for the Compensation Committee. For awards to non-executive officers, this negative discretion is reserved for the Chief Executive Officer.

◦
Although most Apollo Global employees receive their long-term incentive awards solely or primarily in the form of such special PSUs and performance cash bonus awards, there are only a small number of employees who receive these Apollo Global awards compared to the overall number of employees who receive long-term incentive awards. Consequently, the aggregate grant-date value of these Apollo Global awards is relatively small in comparison to the aggregate grant-date value of the annual long-term incentive awards made to other individuals throughout the organization that are tied to our performance or the price of our Class A Common Stock.

◦
For the limited number of Company employees who receive Apollo Global PSU/performance cash bonus awards, the total grant-date value of their annual long-term incentive award is allocated in accordance with a portfolio approach that directs the predominant portion of that value into equity awards tied to Company-level performance or the price of our Class A Common Stock. Accordingly, for our employees, the special Apollo Global PSU/performance cash bonus awards they receive do not comprise a significant component of their total equity compensation package.

•
Our overall compensation structure is not overly weighted toward short-term incentives and, for management-level employees, there is a significant long-term equity award component tied to the value of our Class A Common Stock. The short-term incentive programs we have implemented are subject to a dollar cap per individual tied to a percentage of their base salary. As a result, there is a meaningful limitation on the amount of compensation that can be generated from such short-term incentive programs, thereby mitigating the potential for excessive risk taking with respect to short-term goals. In addition, at the executive officer level, the Compensation Committee has discretion to reduce and/

Apollo Education Group, Inc. | 2015 Information Statement | 34

or adjust the bonus amounts payable to executive officers by taking into account such factors as it deems appropriate, including whether the executive officer has caused the Company to incur any unnecessary or excessive risks.
Based on the foregoing considerations, both the Company and the Compensation Committee concluded that our overall employee compensation structure, when analyzed in terms of its organization-wide application or its specific application to its various major business units, does not create risks that are reasonably likely to have a material adverse effect on the Company.

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SUMMARY COMPENSATION TABLE
The following details information regarding the compensation earned by our NEOs for fiscal years 2015, 2014 and 2013. No compensation information is reported for Mr. Bowling for fiscal year 2013 or for Mr. Slottow for fiscal years 2013 and 2014 because they were not NEOs for those years. None of the NEOs earned or were paid any compensation related to the change in pension value and/or reportable investment returns on the deferred compensation plan during fiscal years 2015, 2014 or 2013.

Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(1) ($)	All Other Compensation(4) ($)	Total ($)
Gregory W. Cappelli,	2015	1,000,000	—	2,940,016	4,425,718(5)	—	61,448(6)	8,427,182
Chief Executive Officer	2014	800,000	—	3,690,040	3,304,471	1,113,600	87,272	8,995,383
	2013	700,000	—	—	2,891,400	931,500	17,466	4,540,366
Joseph L. D’Amico,	2015	334,027(7)	—	300,015	—	—	56,774(8)	690,816
Interim Chief Financial Officer	2014	—	—	—	—	—	77,782(9)	77,782
	2013	525,000	100,000	—	—	704,550	3,153,572	4,483,122
J. Mitchell Bowling,	2015	556,000	581,250(10)	1,465,038	861,488	—	1,916(11)	3,465,692
Senior Vice President and Chief Operating Officer	2014	403,890	—	3,730,131	969,039	562,215	512,666	6,177,941

Sean B.W. Martin,	2015	556,000	458,333(12)	1,180,079	611,061	—	5,918(13)	2,811,391
Senior Vice President, General Counsel and Secretary	2014	540,000	458,333	1,320,127	608,991	563,760	6,071	3,497,282
	2013	450,000	—	1,440,107	559,086	452,925	6,137	2,908,255
Timothy P. Slottow,	2015	500,000	381,250(14)	752,567	222,889	—	63,333(15)	1,920,039
President of University of Phoenix

Brian L. Swartz,	2015	373,178(16)	375,000(12)	—	—	—	5,592(17)	753,770
Former Senior Vice President and Chief Financial Officer	2014	515,000	375,000	1,355,076	973,394	537,660	5,250	3,761,380
	2013	450,000	—	1,190,039	808,682	452,925	1,652	2,903,298
(1) Includes amounts that may be deferred under our 401(k) Plan and our deferred compensation plan, a non-qualified deferred compensation plan maintained by the Company for a select group of executive officers and other key employees.
(2) Represents the aggregate grant-date fair value of RSU and PSU awards calculated in accordance with Accounting Standards Codification Topic 718 of the Financial Accounting Standards Board (“ASC 718”). Such amounts have been calculated based on the closing selling price per share of our stock as of the respective grant date of each award and do not take into account any estimated forfeitures related to service-based vesting conditions. There were no PSUs awarded to our NEOs for each of the covered fiscal years and there was no incremental value resulting from the October 2013 adjustment to the definition of and the threshold, target and maximum levels of attainment for the adjusted free cash flow metric to which the target shares subject to the Apollo Global PSU awards made to Mr. Cappelli in July 2011 and March 2012 were tied.
(3) Represents the aggregate grant-date fair value of stock option awards calculated in accordance with ASC 718 and does not take into account any estimated forfeitures related to service-vesting conditions. Assumptions used in the calculation of the grant-date fair value for the fiscal year 2015 awards are set forth in Notes 1 and 15 in our consolidated financial statements for the year ended August 31, 2015 included in our Annual Report on Form 10-K filed with the SEC on October 22, 2015.
(4) We incur no incremental cost in providing to one or more NEOs the allotted tickets or trips, or access to the private stadium loft that we receive in connection with the Stadium Agreement and other similar corporate sponsorship agreements discussed in the “Other Executive Benefits, including Non-Qualified Deferred Compensation Program, Retirement Benefits and Perquisites” subsection of the “Compensation Discussion and Analysis” section above. However, when we do purchase additional tickets to any event, any reportable executive officer perquisites with respect to that event are determined on an average cost per ticket basis by dividing the aggregate cost we incur for the additional tickets by the total number of tickets available to us for that event, including the no-cost tickets provided under the applicable contract.
(5) Includes $1,110,000 in additional compensation expense resulting from a modification of Mr. Cappelli’s March 2013 retention stock option award, covering 600,000 stock options with an exercise price of $16.75 and an expiration date of March 13, 2017. On July 14, 2015, the Compensation Committee approved an extension of the expiration date of these stock options to March 13, 2019. The exercise price for these stock options was above the market price of our stock at the time the extension became effective on August 13, 2015. In accordance with ASC 718, we calculated the additional compensation expense for the incremental value of the fair value of the modified award over the fair value of the original award.
(6) Represents (i) a $3,975 matching contribution made by the Company to Mr. Cappelli’s account under our 401(k) Plan, (ii) $740 relating to personal use of our Company condominium by members of Mr. Cappelli’s family, (iii) $6,578 relating to the

Apollo Education Group, Inc. | 2015 Information Statement | 36

use of our chartered aircraft or personal flight expenses by Mr. Cappelli’s family and guests, (iv) $7,408 relating to the reimbursement of commuting costs, (v) $20,120 relating to travel, meal and entertainment expenses for the attendance of Mr. Cappelli’s spouse, family and guests at Company events, (vi) $22,214 relating to Mr. Cappelli’s home security system, (vii) $326 relating to personal liability insurance covering Mr. Cappelli and (viii) $87 relating to golf expenses. In addition, Mr. Cappelli received tickets to certain sporting and entertainment events for personal use, for which we incurred no incremental costs under the Stadium Agreement or the various corporate sponsorship agreements. Members of Mr. Cappelli’s family also used our vehicle(s) for which we incurred no incremental costs.
(7) Calculated based on a monthly rate of base salary of $80,000 for the period from April 27, 2015 to August 31, 2015 pursuant to the offer letter between the Company and Mr. D’Amico dated April 28, 2015.
(8) Represents (i) $36,000 in fees for service on the Board of Trustees of the University of Phoenix ($7,500 per quarter) and Western International University ($1,500 per quarter), pursuant to the Consulting Agreement between the Company and Mr. D’Amico dated September 1, 2013, as extended until August 31, 2015 by letter agreement dated August 20, 2014 (the “D’Amico Consulting Agreement”), (ii) $20,448 in fees (at $500 per hour) for consulting services prior to Mr. D’Amico’s appointment as interim Chief Financial Officer effective in May 2015, pursuant to the D’Amico Consulting Agreement and (iii) $326 relating to personal liability insurance covering Mr. D’Amico. In addition, Mr. D’Amico received tickets to certain sporting and entertainment events for personal use, for which we incurred no incremental costs under the Stadium Agreement or the various corporate sponsorship agreements.
(9) Represents (i) $36,000 in fees for service on the Board of Trustees of the University of Phoenix ($7,500 per quarter) and Western International University ($1,500 per quarter), pursuant to the D’Amico Consulting Agreement and (ii) $41,782 in fees (at $500 per hour) for consulting services, pursuant to the D’Amico Consulting Agreement.
(10) Represents a one-time signing bonus in the amount of $375,000 and a one-time make-whole bonus in the amount of $206,250, both of which were paid to Mr. Bowling upon his hire in December 2013 but were subject to repayment if Mr. Bowling resigned or was terminated for cause before the first anniversary of his hire date.
(11) Represents (i) a $1,590 matching contribution made by the Company to Mr. Bowling’s account under our 401(k) Plan and (ii) $326 relating to personal liability insurance covering Mr. Bowling. In addition, Mr. Bowling received tickets to certain sporting and entertainment events for personal use, for which we incurred no incremental costs under the Stadium Agreement or the various corporate sponsorship agreements.
(12) Represents the second installments of the November 2012 and March 2013 cash retention awards that vested in September 2014 and March 2015, respectively. For Mr. Martin, does not include the $333,333 final installment of the March 2013 cash retention award, which remains unvested, for which payment was accelerated to August 2015 as authorized by the Compensation Committee on the condition that if Mr. Martin’s employment with the Company terminates either voluntarily by Mr. Martin or involuntarily by the Company for cause prior to the March 29, 2016 vesting date for this final installment, he is required to repay the Company the full amount of this final installment.
(13) Represents (i) a $5,400 matching contribution made by the Company to Mr. Martin’s account under our 401(k) Plan, (ii) a $192 Company contribution to our Deferred Compensation Plan for Mr. Martin and (ii) $326 relating to personal liability insurance covering Mr. Martin. Mr. Martin also used our vehicle(s) and his family used our Company condominium, neither of which resulted in incremental cost to us. In addition, Mr. Martin received tickets to certain sporting and entertainment events for personal use, for which we incurred no incremental costs under the Stadium Agreement or the various corporate sponsorship agreements.
(14) Represents (i) the fiscal year 2014 pro-rata long-term incentive (“LTI”) cash award of $225,000 that vested in full on June 20, 2015, the one-year anniversary of his date of hire, (ii) $56,250 for the first installment of the fiscal year 2015 annual long-term incentive cash award that was granted in August 2014 and vested in August 2015 and (iii) a one-time signing bonus in the amount of $100,000 that was paid to Mr. Slottow upon his hire in June 2014 but was subject to repayment if Mr. Slottow resigned or was terminated for cause before the first anniversary of his hire date.
(15) Represents (i) a $225 matching contribution made by the Company to Mr. Slottow’s account under our 401(k) Plan, (ii) $3,390 relating to meal and event expenses for the attendance of Mr. Slottow’s spouse at Company events, (iii) $58,803 relating to the reimbursement of costs incurred for the sale of Mr. Slottow’s Michigan residence and relocation to Phoenix in connection with his commencement of employment with the Company, (iv) $589 as a tax equalization payment with respect to the tax liability Mr. Slottow incurred with respect to such relocation costs and (v) $326 relating to personal liability insurance covering Mr. Slottow. In addition, Mr. Slottow received tickets to certain sporting and entertainment events for personal use, for which we incurred no incremental costs under the Stadium Agreement or the various corporate sponsorship agreements.
(16) Calculated based on an annual base salary of $530,000 for the period between September 1, 2014 through Mr. Swartz’s resignation on May 15, 2015.
(17) Represents (i) a $5,400 matching contribution made by the Company to Mr. Swartz’s account under our 401(k) Plan and (ii) a $192 Company contribution to our Deferred Compensation Plan for Mr. Swartz. In addition, Mr. Swartz received tickets to

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certain sporting and entertainment events for personal use, for which we incurred no incremental costs under the Stadium Agreement or the various corporate sponsorship agreements.

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GRANTS OF PLAN-BASED AWARDS
Awards granted to our NEOs during fiscal year 2015 generally consisted of the following:

•
Non-equity incentive plan awards - Cash incentive awards are granted annually to our NEOs under our 2015 Bonus Plan. The material terms of the 2015 Bonus Plan were approved by the Compensation Committee and are described in the “Annual Variable Cash Bonus Plan” subsection of the “Compensation Discussion and Analysis” section above. Information concerning the actual cash bonus earned under the plan by each NEO is described in the “Summary Compensation Table” above.

•
Equity incentive plan awards - All awards granted to NEOs in fiscal year 2015 were granted under our 2000 Stock Plan. The material terms of our equity incentive awards are described in the “Long-Term Incentives” subsection of the “Compensation Discussion and Analysis” section above.

The following provides information regarding plan-based awards granted to NEOs during fiscal year 2015:

									All Other Stock Awards: Number of Shares or Stock Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant-Date Fair Value of Equity Awards(2) ($)
Name	Grant Date	Approval Date	Potential Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Gregory W. Cappelli	11/21/14	10/15/14	750,000	1,500,000	3,000,000	—	—	—	—	—	—	—
	08/12/15	08/12/15	—	—	—	—	236,907(3)	—	—	—	—	2,940,016
	08/12/15	08/12/15	—	—	—	—	—	—	—	665,139(4)	12.41	3,315,718
	08/13/15	07/14/15	—	—	—	—	—	—	—	600,000(5)	16.75(5)	1,110,000(5)
Joseph L. D’Amico	05/29/15	04/28/15	—	—	—	—	—	—	18,095(6)	—	—	300,015
J. Mitchell Bowling	11/21/14	10/15/14	278,000	556,000	1,112,000	—	—	—	—	—	—	—
	08/12/15	08/12/15	—	—	—	—	77,760(7)	—	—	—	—	965,002
	08/12/15	08/10/15	—	—	—	—	—	—	40,293(8)	—	—	500,036
	08/12/15	08/12/15	—	—	—	—	—	—	—	172,816(9)	12.41	861,488
Sean B.W. Martin	11/21/14	10/15/14	208,500	417,000	834,000	—	—	—	—	—	—	—
	08/12/15	08/12/15	—	—	—	—	62,856(7)	—	—	—	—	780,043
	08/12/15	08/10/15	—	—	—	—	—	—	32,235(8)	—	—	400,036
	08/12/15	08/12/15	—	—	—	—	—	—	—	122,580(9)	12.41	611,061
Timothy P. Slottow	11/21/14	10/15/14	150,000	300,000	600,000	—	—	—	—	—	—	—
	08/12/15	08/12/15	—	275,000(10)	—	—	—	—	—	—	—	—
	08/12/15	08/12/15	—	—	—	—	34,452(7)	—	—	—	—	427,549
	08/12/15	08/10/15	—	—	—	—	—	—	26,190(8)	—	—	325,018
	08/12/15	08/12/15	—	—	—	—	—	—	—	44,712(9)	12.41	222,889
Brian L. Swartz	11/21/14	10/15/14	198,750(11)	397,500(11)	795,000(11)	—	—	—	—	—	—	—
(1) Except as noted in footnote 10 to this table, amounts in these columns reflect potential cash payouts under our 2015 Bonus Plan. Based on the non-attainment of each of the applicable performance goals, the actual bonus amount paid to the NEOs was at 0% of the target level indicated for the NEO in the above table.
(2) The reported values include the grant-date fair values of stock option and RSU awards, as well as the incremental value (if any) resulting from any material modifications to the NEOs’ equity awards. Such amounts have been calculated in accordance with ASC 718 and do not take into account any estimated forfeitures related to service-based vesting conditions.
(3) Represents RSUs with both performance-vesting and service-vesting conditions. Each RSU represents the right to receive one share of our stock following the satisfaction of the applicable performance and service-vesting conditions. The performance-vesting condition is the Company’s attainment of adjusted operating income of not less than $10 million for fiscal year 2016. Should the performance-vesting condition be met, one-third of the RSUs will vest and the underlying shares of our stock will be issued upon Mr. Cappelli’s continued employment with the Company through August 12, 2016. The remaining RSUs will vest and the underlying shares of our stock will be issued in a series of two successive equal annual installments on August 12, 2017 and August 12, 2018, respectively, upon Mr. Cappelli’s continued employment with the Company through each such annual vesting date. There is no threshold or maximum number for these RSUs. The unvested portion of Mr. Cappelli’s RSU award will fully vest on an accelerated basis upon certain changes in control or ownership of the Company. Additionally, Mr. Cappelli is entitled to a 12-month service-vesting credit in the event his employment terminates under certain specified circumstances during the service-vesting period in accordance with the terms of his employment agreement with the Company.
(4) Represents stock options that will vest and become exercisable for the underlying shares of our stock in a series of three successive equal annual installments on August 12, 2016, August 12, 2017 and August 12, 2018, respectively, upon Mr.

Apollo Education Group, Inc. | 2015 Information Statement | 39

Cappelli’s continued employment with the Company through each such annual vesting date. The unvested portion of Mr. Cappelli’s stock options will fully vest on an accelerated basis upon certain changes in control or ownership of the Company. Additionally, Mr. Cappelli is entitled to a 12-month service-vesting credit and a 24-month post-termination period to exercise vested stock options (subject to the maximum term of the stock options) in the event his employment terminates under certain specified circumstances during the service-vesting period in accordance with the terms of his employment agreement with the Company.
(5) In July 2015, the March 2013 stock option award to Mr. Cappelli was modified to extend the contractual life of the stock options. The reported grant-date fair value represents the $1,110,000 incremental value resulting from this modification, which was determined in accordance with ASC 718.
(6) Represents RSUs with a service-vesting condition. Each RSU represents the right to receive one share of our stock following the satisfaction of the applicable service-vesting condition. The RSUs vested and the underlying shares of our stock were issued on November 30, 2015 upon Mr. D’Amico’s continued employment with the Company through the vesting date.
(7) Represents RSUs with both performance-vesting and service-vesting conditions. Each RSU represents the right to receive one share of our stock following the satisfaction of the applicable performance and service-vesting conditions. The performance-vesting condition is the Company’s attainment of adjusted operating income of not less than $10 million for fiscal year 2016. Should the performance-vesting condition be met, 25% of the RSUs will vest and the underlying shares of our stock will be issued upon the NEO’s continued employment with the Company through August 31, 2016. The remaining RSUs will vest and the underlying shares of our stock will be issued in a series of three successive equal annual installments on August 12, 2017, August 12, 2018 and August 12, 2019, respectively, upon the NEO’s continued employment with the Company through each such annual vesting date. There is no threshold or maximum number for these RSUs. The unvested portion of the NEO’s RSU award will fully vest on an accelerated basis upon certain changes in control or ownership of the Company.
(8) Represents RSUs with a service-vesting condition. Each RSU represents the right to receive one share of our stock following the satisfaction of the applicable service-vesting condition. The RSUs will vest and the underlying shares of our stock will be issued in a series of three successive equal annual installments on August 12, 2016, August 12, 2017 and August 12, 2018, respectively, upon the NEO’s continued employment with the Company through each such annual vesting date. The unvested portion of the NEO’s RSU award will fully vest on an accelerated basis upon certain changes in control or ownership of the Company or an involuntary termination of the NEO’s employment without cause.
(9) Represents stock options that will vest and become exercisable for the underlying shares of our stock in a series of four successive equal annual installments on August 12, 2016, August 12, 2017, August 12, 2018 and August 12, 2019, respectively, upon the NEO’s continued employment with the Company through each such annual vesting date. The unvested portion of the NEO’s stock options will fully vest on an accelerated basis upon certain changes in control or ownership of the Company.
(10) Represents a cash LTI award subject to the same performance-vesting and service-vesting conditions outlined in footnote 7 above. There is no threshold or maximum number for this award. The unvested portion of the award will fully vest on an accelerated basis upon certain changes in control or ownership of the Company.
(11) Mr. Swartz forfeited any potential cash payout under our 2015 Bonus Plan by reason of his resignation on May 15, 2015.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following provides certain summary information concerning outstanding equity awards held by NEOs as of August 31, 2015.

						Stock Awards
										Equity Incentive Plan Awards
	Option Awards						Number of Shares or Units of Stock That Have Not Vested(1)(3) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)		Number of Unearned Shares or Units That Have Not Vested(1)(3) (#)	Market Value of Unearned Shares or Units That Have Not Vested(2) ($)
		Number of Securities Underlying Unexercised Options(1)		Option Exercise Price ($)	Option Expiration Date
Name	Grant Date	Exercisable (#)	Unexercisable(3) (#)			Grant Date			Grant Date
Gregory W. Cappelli	04/13/2011	235,000	—	39.88	04/12/2017	08/12/2014	91,998	1,022,098	08/12/2015	236,907	2,632,037
	07/06/2011	772	—	47.47	07/05/2017	—	—	—	—	—	—
	03/14/2013	600,000	—	16.75	03/13/2019	—	—	—	—	—	—
	08/12/2014	107,452	214,904	26.74	08/11/2020	—	—	—	—	—	—
	08/12/2015	—	665,139	12.41	08/11/2021	—	—	—	—	—	—
Joseph L. D’Amico	07/06/2011	50,804	—	47.47	07/05/2016	07/02/2012	15,067(4)	167,394	—	—	—
	07/02/2012	36,576	12,192(5)	36.34	07/01/2017	05/29/2015	18,095(6)	201,035	—	—	—
J. Mitchell Bowling	12/16/2013	7,769	23,307	25.79	12/15/2019	12/16/2013	20,067	222,944	08/12/2015	77,760	863,914
	08/12/2014	16,070	48,210	26.74	08/11/2020	12/16/2013	62,040	689,264	—	—	—
	08/12/2015	—	172,816	12.41	08/11/2021	08/12/2014	29,172	324,101	—	—	—
	—	—	—	—	—	08/12/2015	40,293	447,655	—	—	—
Sean B.W. Martin	10/15/2010	54,668	—	36.58	10/14/2016	07/02/2012	4,747	52,739	08/12/2015	62,856	698,330
	07/06/2011	11,104	—	47.47	07/05/2017	08/13/2013	23,430	260,307	—	—	—
	07/02/2012	5,226	1,742	36.34	07/01/2018	08/13/2013	9,972	110,789	—	—	—
	08/13/2013	36,162	36,162	20.06	08/12/2019	08/12/2014	27,768	308,502	—	—	—
	08/12/2014	14,852	44,556	26.74	08/11/2020	08/12/2014	9,876	109,722	—	—	—
	08/12/2015	—	122,580	12.41	08/11/2021	08/12/2015	32,235	358,131	—	—	—
Timothy P. Slottow	08/12/2014	3,592	10,776	26.74	08/11/2020	08/12/2014	14,796	164,384	08/12/2015	34,452	382,762
	08/12/2015	—	44,712	12.41	08/11/2021	08/12/2015	26,190	290,971	—	—	—
Brian L. Swartz(7)	—	—	—	—	—	—	—	—	—	—	—
(1) The unvested portion of each NEO’s outstanding stock option and RSU award will fully vest on an accelerated basis upon certain changes in control or ownership of the Company. Additionally, Mr. Cappelli is entitled to a 12-month service-vesting credit in the event his employment terminates under certain specified circumstances during the service-vesting period in accordance with the terms of his employment agreement with the Company. These special service-vesting features are discussed further in the “Agreements Regarding Employment, Change of Control and Termination of Employment” section below.
(2) Calculated by multiplying the number of unvested shares by $11.11, the closing selling price per share of our stock on August 31, 2015.
(3) Except as otherwise noted in footnotes 4 and 5 for Mr. D’Amico, the unexercisable stock options will vest and become exercisable for the underlying shares of our stock, and the unvested stock awards will vest and the underlying shares of our stock will be issued on the following vesting dates, subject to the NEO’s continued employment with the Company through each such vesting date:

	Option Awards			Stock Awards
Name	Grant Date	Vesting Date(s)	Number	Grant Date	Vesting Date(s)	Number
Gregory W. Cappelli	08/12/2014	08/12/2016	107,452	08/12/2014	08/12/2016	45,999
		08/12/2017	107,452		08/12/2017	45,999
			214,904			91,998
	08/12/2015	08/12/2016	221,713	08/12/2015	08/12/2016*	78,969
		08/12/2017	221,713		08/12/2017	78,969
		08/12/2018	221,713		08/12/2018	78,969
			665,139			236,907

Apollo Education Group, Inc. | 2015 Information Statement | 41

	Option Awards			Stock Awards
Name	Grant Date	Vesting Date(s)	Number	Grant Date	Vesting Date(s)	Number
J. Mitchell Bowling	12/16/2013	12/16/2015	7,769	12/16/2013	12/16/2015	6,689
		12/16/2016	7,769		12/16/2016	6,689
		12/16/2017	7,769		12/16/2017	6,689
			23,307			20,067
	08/12/2014	08/12/2016	16,070	12/16/2013	12/16/2015	31,020
		08/12/2017	16,070		12/16/2016	31,020
		08/12/2018	16,070			62,040
			48,210	08/12/2014	08/12/2016	9,724
	08/12/2015	08/12/2016	43,204		08/12/2017	9,724
		08/12/2017	43,204		08/12/2018	9,724
		08/12/2018	43,204			29,172
		08/12/2019	43,204	08/12/2015	08/12/2016	13,431
			172,816		08/12/2017	13,431
					08/12/2018	13,431
						40,293
				08/12/2015	08/31/2016*	19,440
					08/12/2017	19,440
					08/12/2018	19,440
					08/12/2019	19,440
						77,760
Sean B.W. Martin	07/02/2012	07/02/2016	1,742	07/02/2012	07/02/2016	4,747
	08/13/2013	08/13/2016	18,081	08/13/2013	08/13/2016	11,715
		08/13/2017	18,081		08/13/2017	11,715
			36,162			23,430
	08/12/2014	08/12/2016	14,852	08/13/2013	08/13/2016	9,972
		08/12/2017	14,852	08/12/2014	08/12/2016	9,256
		08/12/2018	14,852		08/12/2017	9,256
			44,556		08/12/2018	9,256
						27,768
	08/12/2015	08/12/2016	30,645	08/12/2014	08/12/2016	4,938
		08/12/2017	30,645		08/12/2017	4,938
		08/12/2018	30,645			9,876
		08/12/2019	30,645	08/12/2015	08/12/2016	10,745
			122,580		08/12/2017	10,745
					08/12/2018	10,745
						32,235
				08/12/2015	08/31/2016*	15,714
					08/12/2017	15,714
					08/12/2018	15,714
					08/12/2019	15,714
						62,856

Apollo Education Group, Inc. | 2015 Information Statement | 42

	Option Awards			Stock Awards
Name	Grant Date	Vesting Date(s)	Number	Grant Date	Vesting Date(s)	Number
Timothy P. Slottow	08/12/2014	08/12/2016	3,592	08/12/2014	08/12/2016	4,932
		08/12/2017	3,592		08/12/2017	4,932
		08/12/2018	3,592		08/12/2018	4,932
			10,776			14,796
	08/12/2015	08/12/2016	11,178	08/12/2015	08/12/2016	8,730
		08/12/2017	11,178		08/12/2017	8,730
		08/12/2018	11,178		08/12/2018	8,730
		08/12/2019	11,178			26,190
			44,712	08/12/2015	08/31/2016*	8,613
					08/12/2017	8,613
					08/12/2018	8,613
					08/12/2019	8,613
						34,452
*Subject to an initial performance-vesting requirement
(4) Per Mr. D’Amico’s May 2010 amended and restated employment agreement that was in effect at the time these RSUs were granted, these RSUs will vest and the underlying shares of our stock will be issued on July 2, 2016 regardless of Mr. D’Amico’s employment status through and on such date.
(5) Per Mr. D’Amico’s May 2010 amended and restated employment agreement that was in effect at the time these stock options were granted, these stock options will vest and become exercisable for the underlying shares of our stock on July 2, 2016 regardless of Mr. D’Amico’s employment status through and on such date.
(6) These RSUs vested and the underlying shares of our stock were issued on November 30, 2015.
(7) Mr. Swartz forfeited all of his unvested, outstanding equity awards upon his resignation on May 15, 2015.

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OPTION EXERCISES AND STOCK VESTED
The following provides certain summary information regarding the vesting of stock awards for our NEOs during fiscal year 2015. There were no stock option exercises by our NEOs during fiscal year 2015.

	Stock Awards
Name	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
Gregory W. Cappelli	108,051	1,366,151
Joseph L. D’Amico	26,232	340,408
J. Mitchell Bowling	9,724	69,867
Sean B.W. Martin	43,681	505,114
Timothy P. Slottow	4,932	35,436
Brian L. Swartz	—	—
(1) Includes shares of our stock underlying certain stock awards, which vested on August 12, 2015 for Mr. Cappelli and on August 31, 2015 for all other NEOs, but were not issued until the Compensation Committee’s certification of the attainment of the applicable performance goal(s) on October 14, 2015 and the issuance of our audited financial results for fiscal year 2015 on October 22, 2015.
(2) Value realized on vesting is calculated as the product of (a) the closing price of our stock on the vesting date and (b) the number of shares of stock that vested on that date.

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PENSION BENEFITS
None of the NEOs participated in any plan during the Company’s last completed fiscal year that provides for payments or other benefits in connection with retirement.

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NON-QUALIFIED DEFERRED COMPENSATION
We sponsor a deferred compensation plan that provides our executive officers, including the NEOs, and other key employees with the opportunity to defer a specified percentage of their annual base salary and/or their bonus under the annual variable cash bonus plan (in each case, up to 75%). We may also make discretionary contributions to this plan pursuant to the terms of the plans and as permitted by applicable law.
The deferred amounts, and any related contributions from the Company, are credited to a participant’s account in which the participant is immediately vested. Participant accounts are hypothetically or “notionally” invested in one or more investment funds and adjusted for gains or losses based on the rate of return on the assets in each notional investment fund. We do not guarantee any returns on participant contributions. A variety of investment funds are available for selection and the participant may change his or her investment choices daily. The available investment funds used to track such notional investment return are substantially the same as those offered under our 401(k) Plan.
Distribution of the deferred account balance, including the notional investment return (or loss), is made in either a lump sum or a series of installments over a period of up to ten years (as pre-designated by the participant) following the participant’s termination of employment or upon one or more dates specified in advance by the participant. In the event the participant dies prior to receiving their entire deferred account balance, the participant’s beneficiary will receive a lump sum distribution of the remaining balance.
In November 2014, a deferral feature for the RSU portion of the annual LTI awards provided to executive officers was added, beginning with the annual LTI awards that were granted in August 2015. The executive officer may elect to defer the settlement of one hundred percent (100%) of his or her annual RSU LTI award until termination of employment or until January 1 of any calendar year that is at least five (5) years following the grant date. None of the NEOs elected to defer the settlement of their August 2015 RSUs.
The following summarizes the activity under our deferred compensation plan for each NEO during fiscal year 2015 and his respective participant account balance as of August 31, 2015. There were no withdrawals by or distributions to our NEOs during fiscal year 2015.

Name	Executive Contributions in Fiscal Year 2015(1) ($)	Registrant Contribution in Fiscal Year 2015(2) ($)	Aggregate Earnings in Fiscal Year 2015(3) ($)	Aggregate Balance at the End of Fiscal Year 2015(4) ($)
Gregory W. Cappelli	—	—	—	—
Joseph L. D’Amico	—	—	—	—
J. Mitchell Bowling	—	—	—	—
Sean B.W. Martin	5,554	192	(466)	22,236
Timothy P. Slottow	—	—	—	—
Brian L. Swartz(5)	4,225	192	(126)	20,181
(1) Represents eligible compensation voluntarily deferred by the NEO during fiscal year 2015 under our deferred compensation plan. These amounts are included in the Salary column of the “Summary Compensation Table” for fiscal year 2015.
(2) Represents Company contributions made on the NEO’s behalf to the deferred compensation plan for fiscal year 2015. These amounts are included in the All Other Compensation column of the “Summary Compensation Table” for fiscal year 2015.
(3) Represents the net amount credited to participant accounts based on the notional rate of return of the investments in which the participant accounts were deemed invested during fiscal year 2015. These amounts do not represent above-market earnings and therefore are not reported in the “Summary Compensation Table” for fiscal year 2015.
(4) Includes a total of $11,573 and $12,221 in compensation previously reported in the “Summary Compensation Table” in fiscal years 2012 through 2014 for Messrs. Martin and Swartz, respectively.
(5) Mr. Swartz’s aggregate balance was distributed to him six months after his resignation on May 15, 2015 in accordance with Internal Revenue Code Section 409A.

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AGREEMENTS REGARDING EMPLOYMENT, CHANGE OF CONTROL AND TERMINATION OF EMPLOYMENT
Other than the employment agreement with Mr. Cappelli described below, we do not have employment agreements with any of the other NEOs.
Employment Agreement with Mr. Cappelli
During fiscal year 2014, we entered into an amended agreement with Mr. Cappelli (the “Restated Agreement”), which amended and extended the term of his employment agreement from August 31, 2014 to August 31, 2017.
In addition to extending Mr. Cappelli’s employment term, the Restated Agreement contains the following changes:

•	establishes the annual base salary for fiscal year 2015 at $1,000,000;

•	provides an annual bonus target for fiscal year 2015 equal to 150% of his annual base salary;

•	requires that his annual base salary and annual bonus target for fiscal years after 2015 may not be less than the amounts set for fiscal year 2015; and

•	provides that his fiscal year 2015 annual long-term equity award will:

◦	have a grant-date fair market value of $7,000,000,

◦	consist of a mix of stock options and RSUs (to be determined by the Compensation Committee),

◦	vest in three successive annual installments over the period of his continued employment with the Company,

◦	in the case of stock options, have a maximum term of six years, and

◦	in the case of RSUs, have a performance-vesting condition as determined by the Compensation Committee.
With respect to Mr. Cappelli’s compensation arrangements for services performed under the Restated Agreement after the Company’s 2015 fiscal year, the Compensation Committee will conduct an annual review of Mr. Cappelli’s annual compensation arrangements utilizing comparator data and the Company’s compensation percentile objectives versus the peer group (currently, 50th percentile for target total cash compensation and 75th percentile for target total direct compensation). Subject to the minimums described above with respect to Mr. Cappelli’s annual base salary and target bonus, this review will be subject to the Compensation Committee’s discretion to adjust Mr. Cappelli’s compensation package based on the compensation objectives set by the Compensation Committee from time to time, Mr. Cappelli’s performance, the Company’s financial performance, total stockholder return and other factors that the Compensation Committee determines to be appropriate.
Other compensation and benefits to which Mr. Cappelli may become entitled upon his termination of employment under certain circumstances are described below.
Severance Plan
Our executive officers, including the NEOs, and other senior executives may be entitled to the following severance benefits under our Severance Plan, as amended from time to time, in the event their employment with the Company is involuntarily terminated other than for cause (as set forth more fully in the Severance Plan):

(i)
18 to 24 months of base salary and an amount equal to 100% of the average of the NEO’s annual bonuses earned for the three fiscal years preceding the fiscal year of his/her termination, paid in the form of salary continuation payments (“Cash Severance”);

(ii)	Estimated COBRA health care coverage costs for a period consistent with the length of the NEO’s salary continuation period, paid in a lump sum;

(iii)
Limited pro-rata vesting of the annual vesting installment of outstanding equity awards for the 12-month period in which such termination occurs, but subject to the attainment of any applicable performance goals; and

(iv)	Outplacement assistance for up to six months.
As of August 31, 2015, Messrs. Cappelli and Bowling are each entitled to 24 months’ Cash Severance (although in Mr. Cappelli’s case, his Cash Severance would be paid over 12 months under the terms of his Restated Agreement), and Messrs. Martin and Slottow are each entitled to 18 months’ Cash Severance. Mr. D’Amico is not entitled to benefits under the Severance Plan or any other separation arrangements with the Company due to his status as Interim CFO. Mr. Swartz left the Company voluntarily and received no benefits.
However, to the extent a NEO or other covered individual is entitled to severance benefits or other post-employment salary/bonus continuation payments under an employment agreement or other severance or termination arrangement in effect with the Company at the time of his or her termination of employment, then his or her severance benefits under the Severance Plan will be offset by the severance benefits or salary/bonus continuation payments payable under such employment agreement or other arrangement so that there will be no duplication of benefits. At present, Mr. Cappelli’s Restated Agreement with the Company

Apollo Education Group, Inc. | 2015 Information Statement | 47

provides severance benefits or salary/bonus continuation payments in the event his employment is terminated under certain circumstances and those amounts will be applied as a direct offset to potential benefits under the Severance Plan.
The receipt of severance benefits under the Severance Plan will be conditioned upon the NEO’s delivery of an effective and enforceable general release of all claims against the Company and its affiliates and compliance with certain non-competition, non-solicitation and non-disparagement covenants.
Equity Awards
Pursuant to the terms of our 2000 Stock Plan, each outstanding award under such plan will vest in full on an accelerated basis in the event of certain changes in control of the Company, including an acquisition of the Company by merger or asset sale or the acquisition of 50% or more of the Company’s outstanding stock.
Cash LTI Awards
The cash LTI awards provided to Mr. Slottow in August 2014 and 2015 will vest in full on an accelerated basis in the event of certain changes in control of the Company, including an acquisition of the Company by merger or asset sale or the acquisition of 50% or more of the Company’s outstanding stock. These awards also include limited pro-rata vesting in the event of an involuntary termination of employment not for cause, of the annual vesting installment for the 12-month period in which such termination occurs, but subject to the attainment of any applicable performance goals.
Quantification of Benefits
The charts below indicate the potential payments to which each of the NEOs would be entitled pursuant to the Restated Agreement or the Severance Plan provisions described above, or under the accelerated vesting provisions of equity, cash retention awards and/or cash LTI awards, upon a termination of employment both in connection with and not in connection with, a change of control. Such amounts were calculated based on the following assumptions:

•	The NEO’s employment terminated on August 31, 2015 under circumstances entitling such officer to severance benefits under the Restated Agreement or the Severance Plan, as applicable;

•	For any severance benefits tied to the NEO’s annual base salary, such salary is assumed to be the respective NEO’s annual base salary in effect as of August 31, 2015;

•
For any benefits tied to a change of control, the change of control is assumed to have occurred on August 31, 2015 and the change of control consideration paid per share of outstanding stock is assumed to be equal to the closing selling price of such stock on August 31, 2015, which was $11.11 per share;

•
For Mr. Cappelli, the cash severance calculation is equal to (A) two times his annual base salary in effect as of August 31, 2015, plus (B) two times the average of his actual bonuses for fiscal years 2014, 2013 and 2012, payable in installments over 12 months pursuant to the terms of his Restated Agreement; and

•
For the other NEOs, the cash severance calculation is equal to (A) the monthly base salary continuation, plus (B) 100% of the average of their actual bonuses for fiscal years 2014, 2013 and 2012, payable in equal monthly installments over the number of months specified below pursuant to the terms of the Severance Plan.

Potential Payments upon Termination in Connection with a Change of Control

Name	Cash Severance(1) ($)	Cash Retention & Cash LTI Awards(2) ($)	Accelerated Vesting of Equity Awards(3)(4) ($)	COBRA Payment & Outplacement Services(5) ($)	Total Payment ($)
Gregory W. Cappelli	3,898,214	750,000	3,654,135	48,770	8,351,119
Joseph L. D’Amico	—	—	201,035	—	201,035
J. Mitchell Bowling	1,674,231	275,000	2,547,879	52,385	4,549,495
Sean B.W. Martin	1,301,835	543,333	1,898,521	50,737	3,794,426
Timothy P. Slottow	833,526	618,750	838,116	25,012	2,315,404
(1) The cash severance amount would be payable in a series of successive equal monthly installments over the following periods, subject to any required hold-back of one or more of the monthly installments under applicable tax laws:

•	12 months for Mr. Cappelli;

•	18 months for Messrs. Martin and Slottow; and

•	24 months for Mr. Bowling.

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(2) Includes the following cash retention and cash LTI award amounts that were unvested as of August 31, 2015. The repayment obligation for Mr. Martin’s March 2013 cash retention award and the NEOs’ August 2015 cash retention awards would lapse following an involuntary termination of employment. Mr. Slottow’s August 2014 and August 2015 cash LTI award amounts would be payable in a lump sum as a result of a change of control and the payment would be made as soon as administratively practicable after the effective date of a change of control, but in no event later than 30 days following the effective date of that change of control. In all cases, lapsing of the repayment obligation and/or payment would be conditioned upon the terminating NEO’s delivery of an effective and enforceable general release of all claims against the Company.

Name	March 2013 Cash Retention Award ($)	August 2014 Cash LTI Award ($)	August 2015 Cash LTI Award ($)	August 2015 Cash Retention Award ($)	Total Cash Retention & Cash LTI Awards ($)
Gregory W. Cappelli	—	—	—	750,000	750,000
J. Mitchell Bowling	—	—	—	275,000	275,000
Sean B.W. Martin	333,333	—	—	210,000	543,333
Timothy P. Slottow	—	168,750	275,000	175,000	618,750
(3) Represents the intrinsic value of each stock option or RSU that would vest on an accelerated basis upon the change of control. For stock options, the amount is calculated as the product of (A) the aggregate number of stock options that would vest on such accelerated basis and (B) the difference between the $11.11 closing selling price of our stock on August 31, 2015 and the exercise price in effect for each vested stock option with an exercise price of less than $11.11. For RSUs, the amount is calculated by multiplying the aggregate number of shares that would vest on such accelerated basis by $11.11.
(4) Mr. Cappelli’s stock option grants would remain outstanding and exercisable for a period of 24 months after his termination under certain circumstances, as outlined above, while the stock option grants made to the other NEOs would remain outstanding and exercisable for a period of 90 days post-termination.
(5) Includes six months of outplacement services valued at $3,969.
Potential Payments Solely upon Change of Control
Upon certain changes in control or ownership of the Company, each NEO’s outstanding equity awards and Mr. Slottow’s August 2014 and August 2015 cash LTI awards would vest in full on an accelerated basis, yielding the same accelerated vesting dollar amounts for those awards indicated in the above tables for a termination in connection with a change of control event effected on August 31, 2015, whether or not the executive officer’s employment was in fact terminated at that time.
Potential Payments upon Termination Not in Connection with a Change of Control

Name	Cash Severance(1) ($)	Cash Retention & Cash LTI Awards(2) ($)	Accelerated Vesting of Equity Awards(3)(4)(5) ($)	COBRA Payment & Outplacement Services(6) ($)	Total Payment ($)
Gregory W. Cappelli	3,898,214	750,000	1,388,394	48,770	6,085,378
Joseph L. D’Amico(7)	—	—	201,035	—	201,035
J. Mitchell Bowling	1,674,231	275,000	795,009	52,385	2,796,625
Sean B.W. Martin	1,301,835	543,333	400,960	50,737	2,296,865
Timothy P. Slottow	833,526	179,688	298,626	25,012	1,336,852
(1) The cash severance amount would be payable in a series of successive equal monthly installments over the following periods, subject to any required hold-back of one or more of the monthly installments under applicable tax laws:

•	12 months for Mr. Cappelli;

•	18 months for Messrs. Martin and Slottow; and

•	24 months for Mr. Bowling.
(2) Includes the following cash retention and cash LTI award amounts that were unvested as of August 31, 2015. The repayment obligation for Mr. Martin’s March 2013 cash retention award and the NEOs’ August 2015 cash retention awards would lapse following an involuntary termination of employment. Mr. Slottow’s August 2014 cash LTI award would be payable in a lump sum within 70 days following involuntary termination of employment. In all cases, lapsing of the repayment obligation and/or

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payment would be conditioned upon the terminating executive’s delivery of an effective and enforceable general release of all claims against the Company.

Name	March 2013 Cash Retention Award ($)	August 2014 Cash LTI Award ($)	August 2015 Cash LTI Award* ($)	August 2015 Cash Retention Award ($)	Total Cash Retention & Cash LTI Awards ($)
Gregory W. Cappelli	—	—	—	750,000	750,000
J. Mitchell Bowling	—	—	—	275,000	275,000
Sean B.W. Martin	333,333	—	—	210,000	543,333
Timothy P. Slottow	—	4,688**	—	175,000	179,688
*The 12-month annual vesting measurement period for Mr. Slottow’s August 2015 cash LTI award commences on September 1, 2015, so no pro-rated portion of this award would vest on an accelerated basis upon an involuntary termination not for cause on August 31, 2015.
**Represents the pro-rated amount of the remaining unvested portion of Mr. Slottow’s August 2014 cash LTI award that would vest on an accelerated basis upon an involuntary termination not for cause on August 31, 2015, assuming the applicable performance goal is attained.
(3) For Mr. Cappelli, this amount represents the intrinsic value of each stock option and RSU that would vest in whole or in part on an accelerated basis in connection with an involuntary termination of employment other than for “cause” or resignation for “good reason” (as such terms are defined in his Restated Agreement). For each of Mr. Cappelli’s equity awards, the vesting acceleration calculation takes into account the 12-month service-vesting credit to which he would be entitled upon such termination of employment. For Messrs. Bowling, D’Amico, Martin and Slottow, represents the intrinsic value of the limited portion of each stock option or RSU award granted after June 23, 2010, that would vest on an accelerated basis under the Severance Plan in connection with an involuntary termination of employment (other than for cause).
(4) For stock options, the amount is calculated as the product of (A) the aggregate number of shares of our stock that would vest on an accelerated basis and (B) the difference between the $11.11 closing selling price of our stock on August 31, 2015 and the exercise price in effect for each vested stock option with an exercise price of less than $11.11. For RSUs, the amount is calculated by multiplying the aggregate number of shares that would vest on an accelerated basis by $11.11.
(5) Mr. Cappelli’s stock option grants would remain outstanding and exercisable for an extended period after his termination, as outlined above, while the stock option grants made to the other NEOs will remain outstanding and exercisable for a period of 90 days post-termination.
(6) Includes six months of outplacement services valued at $3,969.
(7) The Compensation Committee approved a special vesting provision for the RSUs granted to Mr. D’Amico in May 2015, such that the vesting and issuance of the RSUs will be accelerated if Mr. D’Amico’s employment is voluntarily or involuntarily terminated other than for “cause” (as defined in the 2000 Stock Plan) after a permanent CFO is hired, subject to Mr. D’Amico (i) delivering an effective and enforceable general release to the Company within 30 days of such termination and (ii) agreeing to provide any transition services reasonably requested by the Company through and until November 30, 2015. The intrinsic value of these RSUs that would have vested on such a basis had Mr. D’Amico’s employment terminated on August 31, 2015 is $201,035, calculated by multiplying the aggregate number of shares which vest on such accelerated basis by $11.11.
Potential Payments upon Death or Disability

Name	Pro-Rata Bonus(1) ($)	Cash Retention & Cash LTI Awards(2) ($)	Accelerated Vesting of Equity Awards(3) ($)	COBRA Payment & Outplacement Services(4) ($)	Total Payment ($)
Gregory W. Cappelli	1,500,000	750,000	1,388,394	—	3,638,394
Joseph L. D’Amico	—	—	—	—	—
J. Mitchell Bowling	—	275,000	—	—	275,000
Sean B.W. Martin	—	376,667	—	—	376,667
Timothy P. Slottow	—	175,000	—	—	175,000
(1) The 2015 Bonus Plan, pursuant to which performance-based cash bonuses are paid to executive officers, provides for a pro-rated bonus to be paid to an executive in the event of disability or to his or her estate in the case of death during the fiscal year, based on actual performance goal attainment achieved for that fiscal year. Based on the non-attainment of any of the applicable

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performance goals associated with the fiscal year 2015 performance-based cash bonuses, the actual bonus amount paid to the NEOs other than Mr. Cappelli would be $0. Mr. Cappelli’s employment agreement provides for a pro-rated bonus to be paid to him in the event of disability or to his estate in the case of death during the fiscal year, based on his target bonus rather than the actual performance goal attainment achieved; assuming a fiscal year-end termination due to his death or disability, the payout would be equal to 150% of base salary or $1,500,000. For more details on the 2015 Bonus Plan, see discussion in the “Annual Variable Cash Bonus Plan” subsection of the “Compensation Discussion and Analysis” section above.
(2) The amounts shown are the repayment obligations for Mr. Martin’s March 2013 cash retention award and the NEOs’ August 2015 cash retention awards that would lapse upon cessation of service in connection with death or disability. The repayment obligation for Mr. Martin’s March 2013 cash retention award would lapse on a pro-rated basis in the event of a cessation of service in connection with death only. Mr. Slottow’s August 2014 and August 2015 cash LTI awards would be immediately cancelled with respect to any unvested installments in the event of cessation of service in connection with death or disability.
(3) Mr. Cappelli would be entitled to 12 months of service-vesting credit with respect to the unvested portion of any of his equity awards should his employment cease by reason of death or disability. For stock options, the amount is calculated as the product of (A) the aggregate number of shares of our stock that would vest on such an accelerated basis and (B) the difference between the $11.11 closing selling price of our stock on August 31, 2015 and the exercise price in effect for each vested stock option with an exercise price of less than $11.11. For RSUs, the amount is calculated by multiplying the aggregate number of shares that would vest on such accelerated basis by $11.11. Mr. Cappelli’s stock option grants would remain outstanding and exercisable for 12 months following his termination due to death or disability.
(4) No COBRA and/or outplacement services would be payable to the NEOs should their employment cease by reason of death or disability.

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DIRECTOR COMPENSATION
Our director compensation program is designed to enable continued attraction and retention of highly qualified non-employee Board members and consists of a cash component, which is designed to compensate Board members for their service on the Board and its committees, and an equity component, which is designed to align the interests of Board members and shareholders and, by vesting over time, to create an incentive for continued service on the Board.
During fiscal year 2015, Messrs. Cappelli and Sperling and Ms. Bishop, executive officers of the Company, did not receive any additional cash or equity compensation for their services as members of our Board of Directors.
Cash Compensation
Retainer Fees. During fiscal year 2015, our non-employee Board members received a $75,000 annual retainer. Additionally, committee chairpersons received the following annual retainers, which are paid quarterly unless subject to a deferral election (as described further below), during fiscal year 2015:

Position	Retainer ($)
Lead Independent Director(1)	50,000
Audit Committee Chair	20,000
Special Litigation Committee Chair(2)	20,000
Compensation Committee Chair	18,000
Nominating and Governance Committee Chair	16,000
Finance Committee Chair	16,000
(1) Effective beginning in January 2015, we increased the annual retainer for the Lead Independent Director from $30,000 to $50,000. As a result, Dr. Herberger received a pro-rated amount of $43,278 for his service as Lead Independent Director during fiscal year 2015.
(2) During fiscal year 2015, Mr. Murley received a pro-rated portion of his annual retainer of $20,000 in the amount of $11,033 for his service as chairperson of the Special Litigation Committee. The Special Litigation Committee was originally formed to investigate, review and analyze the facts, transactions, events and circumstances relating to claims under the Himmel Derivative Action. It met twice during fiscal year 2015 and was dissolved in March 2015 following the dismissal order entered by the Superior Court for the State of Arizona, Maricopa County, which terminated the Himmel Derivative Action.
Meeting Fees. Non-employee Board members did not receive any fees for Board meetings attended. Board members received the following amounts for each committee meeting attended:

Committee	Fee ($)
Independent Directors	2,000
Audit and Special Litigation Committees	2,000
Compensation, Nominating and Governance and Finance Committees	1,500
The meeting fee for each of the various Board Committees is reduced by 50% if the duration of the meeting is less than one hour.
Expenses. We reimburse our non-employee Board members for reasonable out-of-pocket expenses incurred in connection with attendance at Board of Directors and Committee meetings.
Equity Compensation
None of the non-employee Board members were granted stock options for their fiscal year 2015 or 2016 Board service. The following details the RSUs granted to each of our non-employee Board members for their fiscal years 2015 and 2016 Board service:

Fiscal Year	Grant Date	Shares (#)	Grant-Date Fair Value(1) ($)	Vesting Date
2015	August 12, 2014	7,106	190,014	August 31, 2015
2016	August 12, 2015	12,893	160,002	August 31, 2016
(1) Determined in accordance with ASC 718 and calculated by multiplying the number of shares of our stock underlying the RSUs by the closing selling price per share of our stock as of the respective grant date.

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Each RSU granted entitles the Board member to one share of our stock upon the director’s continuation in the Board service through the vesting date of that unit, unless the issuance of such vested share is subject to a deferral election (as described further below).
Director Compensation
The following summarizes the compensation of each non-employee who served as a member of our Board of Directors during fiscal year 2015:

	Fees Earned or Paid in Cash(1)
Name	Annual Retainer ($)	Committee Meeting Fees ($)	Committee Chairperson - Additional Retainer ($)	Total ($)	Stock Awards(2) ($)	Total ($)
Dana H. Born	75,000	41,750	—	116,750	160,002	276,752
Matthew Carter, Jr.	75,000	32,000	—	107,000	160,002	267,002
Richard H. Dozer	75,000	34,000	—	109,000	160,002	269,002
Dr. Roy A. Herberger, Jr.	75,000	31,750	77,278	184,028	160,002	344,030
Dr. Ann Kirschner	75,000	28,750	—	103,750	160,002	263,752
Robert S. Murley	75,000	39,000	47,033	161,033	160,002	321,035
Manuel F. Rivelo	75,000	42,750	—	117,750	160,002	277,752
Darby E. Shupp(3)	75,000	3,000	—	78,000	160,002	238,002
Allen R. Weiss	75,000	33,000	—	108,000	160,002	268,002
(1) Represents fees earned by each Board member during fiscal year 2015 for service in such capacity and for attendance at Board committee meetings, regardless of whether the fees were actually paid during the fiscal year. No other cash compensation was paid to those Board members for fiscal year 2015.
(2) Represents the grant-date fair value of each RSU award made to the non-employee Board member during fiscal year 2015. None of the non-employee Board members were granted stock options for their fiscal year 2015 or 2016 Board service.
(3) Ms. Shupp is provided office space and related services by Apollo in connection with her services as an executive employee of various organizations affiliated with the late Dr. John Sperling. We do not believe that any incremental costs have been incurred in connection with those items and accordingly, no compensation has been attributed to Ms. Shupp for those items.
The following summarizes the aggregate number of shares of our stock subject to outstanding RSUs and the number of shares subject to outstanding and unexercised stock option awards held by non-employee Board members as of August 31, 2015:

Name	Number of Shares of Stock Subject to All Outstanding RSUs Held as of August 31, 2015 (#)	Number of Shares of Stock Subject to All Outstanding Options Held as of August 31, 2015 (#)
Dana H. Born	12,893	—
Matthew Carter, Jr.	12,893	2,847
Richard H. Dozer	12,893	6,122
Dr. Roy A. Herberger, Jr.	12,893	38,519
Dr. Ann Kirschner	12,893	35,519
Robert S. Murley	12,893	8,018
Manuel F. Rivelo	12,893	25,519
Darby E. Shupp	12,893	12,242
Allen R. Weiss	12,893	5,425
Deferral Election Program for Non-Employee Board Members
We have a deferral election program that provides each non-employee Board member with the opportunity to defer up to 100% of annual retainer fees payable for service on the Board or any Board committee. The deferral election must be made prior to the start of the calendar year for which the retainer fees subject to the election are to be earned.

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During the deferral period, deferred annual retainer fees are credited with an investment return based on the investment funds the non-employee Board member selects to measure that return. The available investment funds are substantially the same as those offered under our 401(k) Plan and the non-employee Board member may change investment choices daily.
Each non-employee Board member may also file a deferral election with respect to the shares of our stock that vest and become issuable under any RSU awards made to him or her while the program is in effect. The election must be made prior to the start of the calendar year in which the RSUs subject to that election are awarded. The non-employee Board member may elect to defer up to 100% of the shares subject to the RSU award or a designated dollar amount of those shares in any multiple of $1,000.
The fees deferred for each calendar year, together with the credited investment return and/or the deferred shares, are distributed in either a lump sum or a series of annual installments over a period of up to 10 years (as specified by the non-employee Board member in their deferral election for that year) following their cessation of Board service. In the event the non-employee Board member dies prior to receiving their entire deferred fees and/or shares under the program, the non-employee Board member’s beneficiary will receive a lump sum distribution of the remaining fees and/or shares.

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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee is solely responsible for the appointment, retention, compensation and oversight of our independent registered public accounting firm. Before selecting our independent registered public accounting firm, the Audit Committee considers various factors, including the firm’s performance and qualifications, independence and integrity. As a result of this process, the Audit Committee has selected Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm and as auditors of the Company’s consolidated financial statements for the fiscal year ending August 31, 2016. Deloitte has served as our independent registered public accounting firm since our fiscal year ended August 31, 2004.
The Board, following the Audit Committee’s selection, has unanimously recommended that the holders of Class B Common Stock vote for ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2016. Representatives of Deloitte are expected to be present at the Annual Meeting of Class A Shareholders, will have the opportunity to make a statement and will be available to respond to questions.
Pre-Approval Policies and Procedures
The Audit Committee pre-approves, directly and through delegated authority to the chair of the Audit Committee, all engagements of Deloitte to provide services to the Company and its subsidiaries. During fiscal year 2015, no non-audit services under the de minimis provisions described in the applicable SEC rules and regulations were provided without pre-approval by the Audit Committee.
Independence Assessment by Audit Committee
The Company’s Audit Committee determined that the services provided by Deloitte as set forth herein are compatible with maintaining Deloitte’s independence and all non-audit related fees and services were approved by the Audit Committee.
Independent Registered Public Accounting Firm Fees
The following is a summary of the fees billed to us by Deloitte and Deloitte Tax LLP for professional services provided for fiscal years 2015 and 2014:

Fee Category	2015	2014
Audit Fees(1)
SEC filings and subsidiary stand-alone financial statements	$2,488,000	$2,260,000
Compliance and regulatory audits	430,000	417,000
Tax Fees(2)	95,000	122,000
All Other Fees(3)	3,000	3,000
Total Fees	$3,016,000	$2,802,000
(1) Consists of fees for professional services provided in connection with the annual audit of our consolidated and subsidiary stand-alone financial statements, audit of our internal control over financial reporting, review of our quarterly consolidated financial statements and audit services performed in connection with other statutory and regulatory filings.
(2) Consists of fees for professional services for tax compliance, tax planning and tax advice, including assistance regarding tax audit defense and mergers and acquisitions.
(3) Consists of fees for permitted services other than audit and tax fees and includes accounting subscriptions.

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BOARD AUDIT COMMITTEE REPORT ON AUDIT RELATED MATTERS
The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that Apollo Education Group specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to the external reporting process and the adequacy of the Company’s internal controls. Specific responsibilities of the Audit Committee are set forth in the Audit Committee’s charter adopted by the Board and last amended December 12, 2013. The charter is available on the Investor Relations section of the Company’s website at http://www.apollo.edu.
The Audit Committee is composed of five directors, all of whom meet the standards of independence adopted by the SEC. The Audit Committee appoints and approves in advance all services to be performed by Deloitte and Touche LLP (“Deloitte”), the Company’s independent registered public accounting firm.
Management is responsible for the Company’s financial statements and reporting process, for establishing and maintaining an adequate system of internal control over financial reporting and for assessing the effectiveness of the Company’s internal control over financial reporting. The Audit Committee has reviewed and discussed the Company’s 2015 Annual Report on Form 10-K, including the audited consolidated financial statements of the Company and Management’s Report on Internal Control over Financial Reporting for the year ended August 31, 2015, with management and with representatives of Deloitte.
The Audit Committee has also discussed with Deloitte the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16. The Audit Committee has received from Deloitte the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Committee concerning independence and has discussed with Deloitte its independence.
The Audit Committee has considered whether the provision to the Company by Deloitte of limited non-audit services is compatible with maintaining the independence of Deloitte. The Audit Committee has satisfied itself as to the independence of Deloitte.
Based on the above review and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended August 31, 2015.
Submitted by:
Robert S. Murley, Chair
Dana H. Born
Matthew Carter, Jr.
Richard H. Dozer
Allen R. Weiss

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The table below presents certain information regarding the beneficial ownership of our Class A Common Stock and Class B Common Stock as of October 31, 2015, by the following:

•	Each entity we know to own 5% or more of our Class B Common Stock;

•	Each of our directors;

•	Each of our NEOs as identified in the Summary Compensation Table;

•	All of our directors and executive officers as a group; and

•	The John Sperling Revocable Trust.
We determined beneficial ownership in accordance with SEC rules and the information is not necessarily indicative of beneficial ownership for any other purpose. As defined by such rules, each entity or person is deemed to be a “beneficial owner” if the entity or person has or shares the power to vote or direct the voting of a security or the power to dispose or direct the disposition of such security. To our knowledge, our deemed beneficial owners have sole voting and investment power with respect to their shares of Class A Common Stock or Class B Common Stock, except to the extent that authority is shared by spouses under applicable law or as otherwise noted. The address of each beneficial owner named in the table below is in care of Apollo Education Group, Inc., 4025 South Riverpoint Parkway, Phoenix, Arizona 85040.
We determined the applicable ownership percentage for each beneficial owner based on 108,021,085 shares and 475,149 shares of our outstanding Class A and Class B Common Stock, respectively, as of October 31, 2015. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

	Class A Common Stock			Class B Common Stock
Beneficial Owner	Shares Beneficially Owned(1) (#)		Percent of Class Owned (%)	Shares Beneficially Owned (#)		Percent of Class Owned (%)
John Sperling Revocable Trust(2)	6,126,706		5.7	—		—
Peter V. Sperling	2,185,905	(3)	2.0	232,068	(4)	48.8
Gregory W. Cappelli	1,297,314		1.2	—		—
Joseph L. D’Amico	264,475	(5)	*	—		—
Apollo Class B Voting Stock Trust No. 1(6)	243,081	(7)	*	243,081		51.2
Sean B.W. Martin	148,671		*	—		—
Terri C. Bishop	112,101	(8)	*
J. Mitchell Bowling	90,972	(9)	*	—		—
Dr. Roy A. Herberger, Jr.	58,692		*	—		—
Dr. Ann Kirschner	52,283	(10)	*	—		—
Manuel F. Rivelo	40,031		*	—		—
Darby E. Shupp	38,484		*	—		—
Richard H. Dozer	31,329		*	—		—
Allen R. Weiss	30,076		*	—		—
Robert S. Murley	28,964		*	—		—
Matthew Carter, Jr.	26,653		*	—		—
Brian L. Swartz	21,479		*	—		—
Dr. Dana H. Born	9,939		*	—		—
Timothy P. Slottow	6,922		*	—		—
All Executive Officers and Directors (17 persons)	4,224,404		3.8	232,068		48.8

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(1) Includes the following shares of our Class A Common Stock that each beneficial owner has the right to acquire within 60 days of October 31, 2015:

Beneficial Owner	Shares (#)
John Sperling Revocable Trust	—
Peter V. Sperling	96,489
Gregory W. Cappelli	943,224
Joseph L. D’Amico	105,475
Apollo Class B Voting Stock Trust No. 1	—
Sean B.W. Martin	122,012
Terri C. Bishop	76,270
J. Mitchell Bowling	69,317
Dr. Roy A. Herberger, Jr.	51,115
Dr. Ann Kirschner	48,001
Manuel F. Rivelo	29,718
Darby E. Shupp	12,242
Richard H. Dozer	13,228
Allen R. Weiss	5,425
Robert S. Murley	25,593
Matthew Carter, Jr.	13,316
Brian L. Swartz	—
Dr. Dana H. Born	—
Timothy P. Slottow	3,592
All Executive Officers and Directors (17 persons)	1,552,939
(2) The trustees of the John Sperling Revocable Trust are Peter Sperling, Terri Bishop and Darby Shupp, each of whom disclaims beneficial ownership of the shares held by the trust.
(3) Includes the following:

•	800,000 shares of Class A Common Stock held by the John Sperling 1994 Irrevocable Trust, of which Mr. Sperling is the sole trustee;

•	946,036 shares held by Aurora Foundation, a tax-exempt organization of which Peter Sperling is the investment trustee;

•	100,000 shares held by the San Roque Charitable Trust, of which Mr. Sperling’s wife is the sole trustee with voting and investment control;

•
232,067 shares of Class A Common Stock that the Peter Sperling Voting Stock Trust, of which Mr. Sperling is the sole trustee, has the right to acquire at any time, subject to certain limitations under the shareholder agreement as amended, upon conversion of its Class B Common Stock; and

•	1 share that Mr. Sperling has the right to acquire at any time upon conversion of his share of Class B Common Stock.
(4) Includes 232,067 shares of Class B Common Stock held by the revocable Peter Sperling Voting Stock Trust.
(5) Includes 10,000 shares of our Class A Common Stock held by the D’Amico Gift Trust, of which Mr. D’Amico’s wife is the sole trustee.
(6) The trustees of the Apollo Class B Voting Stock Trust No. 1 are Peter Sperling, Terri Bishop and Darby Shupp, each of whom disclaims beneficial ownership of the shares held by the trust.
(7) Represents 243,081 shares of Class A Common Stock that the Apollo Class B Voting Stock Trust No. 1 has the right to acquire at any time, subject to certain limitations under the shareholder agreement as amended, upon conversion of its Class B Common Stock.
(8) Includes 26,659 shares of our Class A Common Stock held by the Martin Family Trust, of which Mr. Martin is a co-trustee.

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(9) Includes 35,831 shares of our Class A Common Stock held by the TTEES Bishop Family Trust, of which Ms. Bishop is a co-trustee.
(10) Includes 5 shares of our Class A Common Stock held jointly in a custodial account by Dr. Kirschner with another person.

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EQUITY COMPENSATION PLAN INFORMATION
On July 31, 2015, the Board of Directors approved a proposal to amend the 2000 Stock Plan to increase the per person per fiscal year share limit on awards thereunder from 1,000,000 to 2,000,000 (and from 1,500,000 to 2,000,000 for newly hired participants) and to make minor administrative and technical updates. On the same day, the holders of our Class B common stock, our only outstanding voting stock, approved the 2000 Stock Plan as amended.
The following details our equity compensation plan information as of August 31, 2015:

Plan Category	A. Number of Shares to be Issued upon Exercise of Outstanding Options, Warrants and Rights (#)	B. Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1) ($)	C. Number of Shares Remaining Available for Future Issuance (excluding Securities Reflected in Column A) (#)
Equity compensation plans approved by shareholders(2)	10,063,724(3)	26.49	6,615,028(4)
Equity compensation plans not approved by shareholders(5)	N/A	N/A	N/A
Total	10,063,724	26.49	6,615,028
(1) The weighted average exercise price is calculated based solely on the exercise price of outstanding stock options and does not reflect the shares of our stock that will be issued upon the vesting of outstanding RSUs and PSUs, which have no exercise price.
(2) Consists of our 2000 Stock Plan and our Third Amended and Restated 1994 Employee Stock Purchase Plan (“Purchase Plan”).
(3) Includes 3,767,404 shares of stock subject to outstanding stock options, 5,533,891 shares of stock subject to outstanding RSUs and 762,429 shares of stock subject to outstanding PSUs (at maximum level of attainment) that will entitle each holder to the issuance of one or more shares of stock for each unit that vests over the holder’s period of continued employment with the Company. Excludes outstanding purchase rights under the Purchase Plan.
(4) Includes 2,677,667 shares of stock available for issuance under the 2000 Stock Plan and 3,937,361 shares of stock reserved for issuance under the Purchase Plan. Shares of stock available for issuance under the 2000 Stock Plan can be granted pursuant to non-qualified stock options, incentive stock options, stock appreciation rights, RSUs, PSUs and other stock-based awards to officers, certain employees and the non-employee members of our Board of Directors.
(5) The table does not include equity awards that we assumed in connection with our acquisitions of other companies because we did not originally grant those particular awards and no further grants may be made under such assumed plans. As of August 31, 2015, 6,080 shares with a weighted average exercise price of $83.89 per share were subject to outstanding stock options and stock appreciation rights under those assumed plans and agreements.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Act”), requires our directors and executive officers, as well as persons who beneficially own more than 10% of a registered class of our equity securities, to file with the SEC reports regarding their initial ownership and changes in their beneficial ownership of our securities. Directors, executive officers and greater than 10% beneficial owners of our Class A Common Stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to us, or written representations that no forms were required, we believe that, during the fiscal year ended August 31, 2015, our directors, officers and beneficial owners of greater than 10% of our Class A Common Stock complied with the filing requirements of Section 16(a), with the following exception:
An amended Form 3 report was filed by the Company on behalf of Joseph D’Amico on May 6, 2015 to correct the form of securities beneficially owned shown in the Reporting Person’s Form 3 dated April 27, 2015. On December 28, 2012, the Reporting Person transferred a total of 10,000 shares directly held by him into the D’Amico Gift Trust dated December 26, 2012 (the “Trust”), of which the spouse of the Reporting Person is the trustee and beneficiary. Following the transfer, the Reporting Person indirectly owned such transferred shares through the Trust. The transfer resulted in a change only in the form of beneficial ownership and, per Rule 16a-13 under the Act, was not a reportable transaction under Section 16 of the Act. The correction also applies to the securities beneficially owned shown in the Reporting Person’s Form 4 filings dated July 2, 2013 and July 6, 2013.

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